                                                                    Exhibit 4.10

                           UDLP EMPLOYEES PENSION PLAN

                         Effective as of January 1, 1999

                                TABLE OF CONTENTS
                                -----------------

                                                                                Page
                                                                                ----
PREAMBLE:     ESTABLISHMENT AND PURPOSE OF THE PLAN ........................     1

ARTICLE I.       DEFINITIONS ...............................................     3

ARTICLE II.   SERVICE AND SERVICE AGGREGATION ..............................    12
                2.1      Hour of Service ...................................    12
                2.2      Year of Service ...................................    13
                2.3      One-Year Break in Service .........................    13
                2.4      Total Years of Service ............................    15
                2.5      Total Years of Vesting Service ....................    15
                2.6      Hours of Credited Service .........................    16
                2.7      Year of Credited Service ..........................    16
                2.8      Total Years of Credited Service ...................    16
                2.9      Changes in Coverage Under Benefit Schedules .......    17
                2.10     Military Service ..................................    18

ARTICLE III.  ELIGIBILITY AND PARTICIPATION ................................    18

ARTICLE IV.   NORMAL RETIREMENT BENEFITS ...................................    19

                4.1      Normal Retirement .................................    19
                4.2      Calculation of Normal Retirement Benefit ..........    19

ARTICLE V.    EARLY RETIREMENT BENEFITS ....................................    19
                5.1      Early Retirement ..................................    19
                5.2      Calculation of Early Retirement Benefit ...........    20

ARTICLE VI.   DISABILITY RETIREMENT BENEFITS ...............................    20

ARTICLE VII.  DEFERRED RETIREMENT BENEFITS AND DISTRIBUTION RULES ..........    20
                7.1      Deferred Retirement ...............................    20
                7.2      Suspension of Benefits ............................    21
                7.3      Distribution Requirements .........................    21

ARTICLE VIII. OTHER TERMINATION BENEFITS ...................................    22
                8.1      Vested Benefit ....................................    22

ARTICLE IX.  BENEFIT LIMITATIONS ...........................................    22
                9.1      Limitation on Accrued Benefit .....................    22
                9.2      Annual Compensation Limit .........................    27

ARTICLE X. FORMS OF RETIREMENT BENEFITS ....................................    28
                10.1     Normal Form of Benefit ............................    28
                10.2     Alternative Forms of Benefit ......................    28
                10.3     Election of Alternative Form of Benefit ...........    30
                10.4     joint annuitants ..................................    31
                10.5     Survivor's Benefits ...............................    31

              (a)     Coverage of Pre-Retirement Survivor's Benefit When Death Occurs on Or After Age 55 ..................   31
              (c)     Pre-Retirement Survivor's Benefit When Death Occurs Before Age 55 ...................................   32
     10.6     Small Annuities .............................................................................................   33

ARTICLE XI. ADMINISTRATION OF THE PLAN ....................................................................................   33
     11.1     Appointment of Plan Committee ...............................................................................   33
     11.2     Resignation and Removal of Members ..........................................................................   33
     11.3     Appointment of Successors ...................................................................................   34
     11.4     Power and Duties of the Committee ...........................................................................   34
     11.5     Allocation and Delegation of Duties .........................................................................   36
     11.6     Committee Procedure .........................................................................................   36
     11.7     Investment Manager ..........................................................................................   37
     11.8     Compensation of Committee ...................................................................................   37
     11.9     Expenses ....................................................................................................   37
    11.10     Information Required From Participants ......................................................................   37
    11.11     Records .....................................................................................................   38
    11.12     Multiple Fiduciary Capacity .................................................................................   38
    11.13     Indemnification .............................................................................................   38

ARTICLE XII. FUNDING OF THE PLAN ..........................................................................................   39
     12.1     Actuarial Cost Method .......................................................................................   39
     12.2     Cost of the Plan ............................................................................................   39
     12.3     Funding Policy ..............................................................................................   39
     12.4     Public Accountant ...........................................................................................   39
     12.5     Enrolled Actuary ............................................................................................   40
     12.6     Basis of Payments to the Plan ...............................................................................   40
     12.7     Basis of Payments from the Plan .............................................................................   41

ARTICLE XIII. CLAIMS AND APPEAL PROCEDURE .................................................................................   41
     13.1     Inquiries and Applications for Benefits .....................................................................   41
     13.2     Denial of Applications ......................................................................................   41
     13.3     Requests for a Review .......................................................................................   42
     13.4     Decision on Review ..........................................................................................   42
     13.5     Rules and Procedures ........................................................................................   42
     13.6     Exhaustion of Remedies ......................................................................................   43

ARTICLE XIV. AMENDMENT AND TERMINATION OF THE PLAN ........................................................................   43
     14.1     Future of the Plan ..........................................................................................   43
     14.2     Amendments of the Plan ......................................................................................   44
     14.3     Termination of the Plan .....................................................................................   45
     14.4     Allocation of Trust Fund on Termination .....................................................................   46

ARTICLE XV. MISCELLANEOUS PROVISIONS ......................................................................................   47
     15.1     Subsequent Changes ..........................................................................................   47
     15.2     Plan Mergers ................................................................................................   47
     15.3     No Assignment of Property Rights ............................................................................   47
     15.4     Incapacity ..................................................................................................   48
     15.5     Employment Rights ...........................................................................................   48
     15.6     Reemployment and Suspension of Annuities ....................................................................   48
     15.7     Proof of Age and Marriage ...................................................................................   48
     15.8     Choice of Law ...............................................................................................   49
     15.9     Direct Rollover Option ......................................................................................   49
    15.10     Effect of Merger and Restatement ............................................................................   50

ARTICLE XVI.  TOP HEAVY PROVISIONS ...................................................    51
                16.1    Top Heavy Plan Requirements ..................................    51
                16.2    Determination of Top Heavy Status ............................    51
                16.3    Minimum Benefit Requirement for Top Heavy Plan ...............    58
                16.4    Vesting Requirement for Top Heavy Plan .......................    59

ARTICLE XVII.  SCHEDULE OF BENEFITS FOR SALARIED
                EMPLOYEES ............................................................    61
                17.1    Eligibility and Participation ................................    61
                17.2    Normal Retirement Benefit ....................................    62
                17.3    Early Retirement Benefit .....................................    65
                        (a)     Early Retirement Eligibility .........................    65
                        (b)     Early Retirement Reduction Factor ....................    65
                17.4    Disability Retirement Benefit ................................    66
                17.5    Vested Benefit ...............................................    66
                17.6    Alternate Forms of Benefit ...................................    67
                18.1.   Benefit Offset ...............................................    68

ARTICLE XVIII.  SCHEDULE OF BENEFITS FOR HOURLY
                EMPLOYEES OF STEEL PRODUCTS DIVISION -
                "ANNISTON" ...........................................................    70
                18.1.   Eligibility and Participation ................................    70
                18.2    Normal Retirement Benefit ....................................    70
                        (a)     Normal Retirement Date ...............................    70
                        (b)     Main Plant ...........................................    70
                        (c)     Vehicle Rebuild Facility .............................    71
                18.3    Early Retirement Benefit .....................................    72
                        (a)     Early Retirement Eligibility .........................    72
                        (b)     Reduction Factor .....................................    72
                18.4    Disability Retirement Benefit ................................    72
                        (a)     Eligibility ..........................................    72
                        (b)     Disability Retirement Benefit ........................    73
                18.5    Vested Benefit ...............................................    75

ARTICLE XIX.  SCHEDULE OF BENEFITS FOR HOURLY
                EMPLOYEES ARMAMENT SYSTEMS DIVISION
                (NORTHERN ORDNANCE) - "NORTHERN ORDNANCE HOURLY" .....................    76
                19.1    Eligibility and Participation ................................    76
                19.2    Normal Retirement Benefit ....................................    76
                19.3    Early Retirement Benefit .....................................    77
                        (a)     Early Retirement Eligibility .........................    77
                        (b)     Reduction Factor .....................................    77
                19.4    Disability Retirement Benefit ................................    78
                        (a)     Eligibility ..........................................    78
                        (b)     Disability Retirement Benefit ........................    79
                19.5    Vested Benefit ...............................................    81
                19.6    Pre-Retirement Survivor's Benefit ............................    81
                19.7    Enhanced Benefits. ...........................................    81
                        (a)     Definitions ..........................................    81
                        (b)     Special Enhanced Benefit .............................    83
                        (c)     Forms of Distribution ................................    84
                                (1)    Single Sum and Partial Sum Distributions ......    84

                             (2)    Vested Benefits and Level Form of
                                    Accelerated Pension ..............................  85
               19.8   Additional Enhanced Benefit ....................................  85

ARTICLE XX.  SCHEDULE OF BENEFITS FOR CERTAIN
               EMPLOYEES OF ARMAMENT SYSTEMS DIVISION
               (NORTHERN ORDNANCE PRE-MAY 2, 1969 PLAN) -
               "NORTHERN ORDNANCE CERTAIN" ...........................................  87

ARTICLE XXI  SCHEDULE OF BENEFITS FOR HOURLY
               EMPLOYEES OF THE ARMAMENT SYSTEMS
               DIVISION - " LOUISVILLE" ..............................................  88
               21.1   Eligibility and Participation ..................................  88
               21.2   Normal Retirement Benefit ......................................  88
               21.3   Early Retirement Benefit .......................................  89
                      (a)    Early Retirement Eligibility ............................  89
                      (b)    Reduction Factor ........................................  89
               21.4   Disability Retirement Benefit ..................................  90
                      (a)    Eligibility .............................................  90
                      (b)    Disability Retirement Benefit ...........................  91
               21.5   Vested Benefit .................................................  93

ARTICLE XXII.  SCHEDULE OF BENEFITS FOR HOURLY
               EMPLOYEES OF SAN JOSE - "SAN JOSE" ....................................  94
               22.1   Eligibility and Participation ..................................  94
               22.2   Normal Retirement Benefit ......................................  94
               22.3   Early Retirement Benefit .......................................  96
                      (a)    Early Retirement Benefit ................................  96
                      (b)    Reduction Factor ........................................  96
               22.4   Disability Retirement Benefit ..................................  96
                      (a)    Eligibility .............................................  96
                      (b)    Disability Retirement Benefit ...........................  97
               2.5    Vested Benefit .................................................  99
               2.6    Alternative Form of Benefit ....................................  99
               2.7    Enhanced Benefits .............................................. 100
                      (a)    Definitions ............................................. 100
                      (b)    Special Enhanced Benefit ................................ 101
                      (c)    Forms of Benefit Distribution ........................... 102
                             (1)    Single Sum and Partial Sum Distributions ......... 102

ARTICLE XXIII.  SCHEDULE OF MEDICAL AND RELATED BENEFITS ............................. 104
               23.1   Purpose; Use of Terms .......................................... 104
               23.2   Medical and Related Benefits ................................... 104
               23.3   Funding of Benefits ............................................ 104
               23.4   Five Percent Owners Excluded ................................... 104


Appendix A ........................................................................... A-1
Appendix B ........................................................................... B-1
Appendix C ........................................................................... C-1

Appendix D ..............................................................   D-1
Appendix E ..............................................................   E-1
Appendix F ..............................................................   F-1
Appendix G ..............................................................   G-1
Appendix H ..............................................................   H-1
Appendix I ..............................................................   I-1
Appendix J ..............................................................   J-1

                           UDLP EMPLOYEES PENSION PLAN
                           ---------------------------

                 PREAMBLE: ESTABLISHMENT AND PURPOSE OF THE PLAN
                 -----------------------------------------------

         The FMC Corporation Defense Segment Pension Plan was established by FMC Corporation effective as of September 1, 1997 to assume the obligations of the FMC Corporation Salaried Employees' Pension Plan as to those former FMC Corporation employees who became employees of United Defense, Limited Partnership ("UDLP") upon its creation. Effective December 17, 1997, UDLP assumed sponsorship of the plan, which was renamed the UDLP Salaried Employees Retirement Plan.

         Pursuant to a resolution of the Management Committee of UDLP dated December 11, 1998, the following plans were merged effective January 1, 1999:
(1) the UDLP Salaried Employees Retirement Plan; (2) the UDLP CSD Salaried Employees' Pension Plan -"York Salaried"; (3) the UDLP Retirement Plan for Hourly Employees (Steel Products Division) -"Anniston"; (4) the UDLP Retirement Plan for Hourly Employees (Northern Ordnance Division) - "Northern Ordnance Hourly"; (5) the UDLP Retirement Plan for Certain Hourly Employees (Northern Ordnance Division) -"Northern Ordnance Certain"; and (6) the UDLP Retirement Plan for Hourly Employees (Armament Systems Division) -"Louisville." Subsequently, on September 1, 1999, the UDLP Pension Plan for Hourly Employees of San Jose - "San Jose" was merged with the aforementioned merged plan. The plan resulting from the mergers described above is hereby stated effective January 1, 1999 and named the UDLP Employees Pension Plan (the "Plan").

         The purpose of the Plan is to provide a regular monthly retirement benefit for Employees who meet the eligibility requirements of the Plan. The Plan and the trust established under the Trust Agreement to implement the Plan are intended to constitute a pension plan under Section

401(a) of the Code that complies with the provisions of Section 401(a) and
Section 501(a) of the Code, the requirements of ERISA and the corresponding provisions of any other laws. The Plan and Trust Agreement shall be construed to effectuate such intention.

                                   ARTICLE I.

                                   DEFINITIONS
                                   -----------

     1.1 "Actuarial Equivalent" means the calculation of a benefit determined to be of equivalent actuarial value determined in accordance with a seven percent (7%) interest rate assumption and a mortality assumption based on the GAM 1983 unisex table. Notwithstanding the preceding sentence, for purposes of calculating a lump sum payment under Section 10.6 on and after January 1, 2000, Actuarial Equivalent shall be determined as follows:

              (a)  For all Schedules of Benefit other than as specified under
         Section 1.1(b):

                  (i) using a mortality assumption based on a blend of 50% of the male rates and 50% of the female rates from the GAM 1983 mortality table;

                  (ii) using an interest rate assumption equal to the lesser of:

                       (A) the average yield on 30-year Treasury constant maturity securities for the month of August preceding the Plan Year in which the distribution is made, and

                       (B)   6%; and

                       (iii) for Plan Year 2000 only, the interest rate
                  assumption specified in Section 1.1 (a)(ii) shall not be greater than the average yield on 30-year Treasury constant maturity securities for the second month preceding the month in which the distribution is made.

               (b) For benefits accrued as of January 1, 1995 described in
          Section 17.6(a):

                   (i) using a mortality assumption based on a blend of 50% of the male rates and 50% of the female rates from the GAM 1983 mortality table; and

                   (ii) using an interest rate assumption equal to the average yield on 30-year Treasury constant maturity securities for the month of August preceding the Plan Year in which the distribution is made (or, if lower, the PBGC interest rate in effect for the calendar month in which the distribution is made).

     1.2 "Affiliated Group" means United Defense, Limited Partnership and any other employers that with UDLP would constitute a controlled group of corporations (as defined in Code section 414(b)), any trade or business (whether or not incorporated) which is under common control (as defined in Code section 414(c)), an affiliated service group (as defined in Code section 414(m)), or any other aggregation group pursuant to the regulations under Code section 414(o).

     1.3 "Alternative Form of Benefit" means any form of benefit that may be available to a Participant pursuant to Section 10.2 or an applicable Schedule of Benefits that is not the Normal Form of Benefit.

     1.4 "Beneficiary" means the person or persons so designated by such Participant. If no Beneficiary has been designated or if the designated Beneficiary is not living when a Plan benefit is to be distributed, the Beneficiary shall be such Participant's spouse if then living or, if not, such Participant's then living children in equal shares or, if there are no children, such

Participant's estate. A Participant may revoke and change a designation of a Beneficiary at any time. A designation of a Beneficiary, or any revocation and change thereof, shall be effective only if it is made in writing in a form acceptable to the Plan Administrator and is received by it prior to the Participant's death.

     1.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.6 "Collective Bargaining Agreement" means a contract or agreement with any labor union or other labor organization entitling Employees represented by such labor union or other labor organization to coverage under the Plan.

     1.7 "Company" means United Defense, Limited Partnership, and any predecessor companies of UDLP and any member of the Affiliated Group which UDLP has designated as a participating company with respect to the Plan and which has accepted participation in this Plan. The designation of any member of the Affiliated Group as a participating company may be subject to such terms and conditions as UDLP may determine. Any action by the Company provided for under the Plan may be taken by the Management Committee of UDLP or by an officer or officers of UDLP authorized by such Management Committee to take such action.

     1.8 "Compensation" means the Participant's total compensation earned as an Eligible Employee under the Plan or any Prior Plan, including overtime, administrative and discretionary bonuses earned, his or her Employee-elected Company contributions under the Thrift Plan, performance sharing plan payments and sales bonuses and sales commissions earned (whether or not paid), but excluding awards, deferred compensation, severance pay, accrued (but not earned) vacation and other special payments such as relocation or moving expense allowances. Compensation also includes sick pay or sickness benefits, but not disability benefits from the Long-Term Disability Plan for Employees of FMC or UDLP. Compensation shall be determined by the EBC under such written rules and procedures as it shall adopt from time to time, and any such determination shall be final, conclusive and binding on all persons.

     After December 31, 1988, and before January 1, 1994, Compensation in excess of $200,000 (or such other amount as the Secretary of the Treasury may designate) shall be disregarded. After December 31, 1993, Compensation in excess of $150,000 (as adjusted for the cost-of-living in accordance with section 401(a)(17)(B) of the Code) shall be disregarded. The cost of living adjustment in effect for a year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such year. If a determination period consists of fewer than 12 months, the annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. If Compensation for any prior determination period are taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the annual Compensation limit in effect for that prior determination period.

     1.9 "Disability Retirement Benefit" means the benefits, if provided, determined pursuant to the formula or formulas applicable to the disability retirement benefit provided in the applicable Schedule of Benefits.

     1.10 "Early Retirement Benefit" means the benefits determined pursuant to the formula or formulas applicable to early retirement provided in the applicable Schedule of Benefits.

     1.11 "Early Retirement Date" means, except as otherwise provided in the applicable Schedule of Benefits, the date on which the Participant meets eligibility requirements for an Early Retirement Benefit.

     1.12 "Effective Date" means January 1, 1999.

     1.13 "Eligible Employee" means any Employee who is eligible to become a Participant in the Plan under the provisions of an applicable Schedule of Benefits. Notwithstanding any other provision of the Plan to the contrary, the term Eligible Employee shall not include any individual who is not recorded as an employee on the payroll records of the Affiliated Group, including any such individual who is subsequently reclassified by a court of law or a regulatory body as a common law employee of a member of the Affiliated Group. For purposes of clarification only and not to imply that the preceding sentence would otherwise cover such person, the term Eligible Employee does not include any individual who performs services for the Employer as an independent contractor or under any other non-employee classification.

     1.14 "Employee" means any individual who is employed by a member of the Affiliated Group, including a leased employee as defined in Code section 414(n)(2). Although Eligible Employees are the only class of Employees eligible to participate in the Plan, the term "Employee" is used to refer to persons employed in a non-Eligible Employee capacity as well as an Eligible Employee category.

     1.15 "Employee Benefits Committee" or "EBC" means the committee appointed pursuant to Article XI.

     1.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     1.17 "Final Average Yearly Compensation" means one-fifth (1/5) of the sum of the Participant's Compensation while an Eligible Employee for the sixty (60) consecutive calendar months (not taking into account months in which the Participant had no Compensation) out of the past one hundred and twenty (120) calendar months in which such Compensation was the highest. If the commencement of a Participant's retirement benefits hereunder is preceded by a period of long-term disability, the Company may adjust Final Average Yearly Compensation on a nondiscriminatory basis. If fewer than 60 consecutive months are available under the procedures above, then the Final Average Yearly Compensation shall be calculated based on the Participant's Compensation during the months actually available.

     1.18 "Highly Compensated Employee" means any Employee who performs services for the Affiliated Group during the current Plan Year and who, either (a) during the Plan Year or the Look-Back Year, was a 5% owner of any member of the Affiliated Group (within the meaning of Code section 414(q)(2)) or (b) during the Look-Back Year, received compensation as defined in Code section 415(c)(3)) in excess of $80,000 (as adjusted from time to time under such guidance as may be issued by the Internal Revenue Service), and during such Look-Back Year was within the top 20% of Employees ranked by Compensation. Employees who have not completed six months of service by the end of the applicable period, Employees who normally work less than 17-1/2 hours per week, Employees who normally work less than six months during a year, Employees who have not attained age 21, and nonresident aliens who receive no earned income from U.S. sources shall be excluded.

     Highly Compensated Employees shall also include any former Employee who separated from service with the Affiliated Group in a Plan Year preceding the current Plan Year and was a Highly Compensated Employee in either (a) the Plan Year in which his separation from service occurred or (b) any Plan Year ending on or after such former Employee's 55th birthday. A former Employee is an Employee who performs no services for any member of the Affiliated Group during a Plan Year (for example, by reason of a leave of absence).

     For purposes of this section, the term Look-Back Year means the Plan Year immediately preceding the Plan Year in question.

     1.19 "Investment Manager" means a person who is an "investment manager" as defined in section 3(38) of ERISA.

     1.20 "Normal Form of Benefit" means that form of benefit available to a Participant unless such Participant elects an Alternative Form of Benefit in accordance with the provisions of the Plan. For an unmarried Participant, the Normal Form of Benefit shall be an individual life annuity, meaning a form of benefit providing equal monthly payments to the Participant during the Participant's life only. For a married Participant, except as provided in the applicable Schedule of Benefits, the Normal Form of Benefit shall be a joint and survivor annuity which is the Actuarial Equivalent of the single life annuity described above, meaning a form of benefit that provides annuity payments during the Participant's life and, after the Participant's death, annuity payments equal to one hundred percent (100%) of the original annuity payments to the Participant's surviving spouse for the spouse's life. For purposes of determining the Normal Form of Benefit, the EBC shall determine whether a Participant is married as of the date when the payment of the Participant's benefit is to commence.

     1.21 "Normal Retirement Date" means the date provided for in the applicable Schedule of Benefits.

     1.22 "Normal Retirement Benefit" means the benefit determined pursuant to the formula or formulas applicable to normal retirement provided in the applicable Schedule of Benefits.

     1.23 "Participant" means an Eligible Employee who has met the eligibility requirements for participation in the Plan under the applicable Schedule of Benefits and has commenced participation pursuant to Article III.

     1.24 "Plan" means the UDLP Employees Pension Plan, as amended from time to time.

     1.25 "Plan Year" means the 12-month period ending December 31.

     1.26 "Primary Social Security Benefit" means the primary benefit which the Participant is eligible to receive at age sixty-two (62) under the old age portion of the Federal Old Age, Survivors' and Disability Insurance Program assuming that after termination of employment with the Affiliated Group the Participant has level earnings subject to such Program. A Participant's Primary' Social Security Benefit shall be determined by taking his or her Compensation at the time of his or her termination of employment and applying a salary scale, projected backwards, reflecting the change in the average wage from year to year as determined by the Social Security Administration. However, a Participant may provide the EBC with appropriate documentation of his or her actual salary history prior to the time of his or her employment, and the Primary Social Security Benefit shall be adjusted accordingly. Such documentation must be provided to the EBC within 60 days after the later of (a) the Participant's separation from service by retirement or otherwise, or (b) the time when the Participant is notified of the retirement benefit to which he or she is entitled.

     1.27 "Prior Plans" means the following plans: (a) the UDLP Salaried Employees' Pension Plan; (b) the UDLP CSD Salaried Employees Pension Plan - "York Salaried"; (c) the UDLP Retirement Plan for Hourly Employees (Steel Products Division) - "Anniston"; (d) the UDLP Retirement Plan for Hourly Employees (Northern Ordnance Division) - "Northern, Ordnance Hourly"; (e) the UDLP Retirement Plan for Certain Hourly Employees (Northern Ordnance Division) -"Northern Ordnance Certain"; (f) the UDLP Retirement Plan for Hourly Employees (Armament Systems Division) - "Louisville"; and (g) the UDLP Pension Plan for Hourly Employees of San Jose - "San Jose".

     1.28 "Schedule of Benefits" means those schedules of benefits that have been duly adopted by the Company and made a part of the Plan, and are included in the Plan as Articles XVII to XXII.

     1.29 "Social Security Covered Compensation Base" means the average of the compensation and benefit bases in effect under section 230 of the Social Security Act for each Plan Year in the 35-year period ending with the Plan Year in which the Participant attains social security retirement age (as defined in section 4l5(b)(8) of the Code).

     1.30 "Spousal Consent" means, as to an election designation or other action of a Participant, the written consent thereto of the spouse of the Participant, witnessed by a Plan representative or a notary public, which acknowledges the effect of such election on the rights of the spouse, and, in the case of consent to a Beneficiary or joint annuitant designation, with such designation not being changeable without further Spousal Consent unless the prior Spousal Consent expressly permits such changes without the necessity of further consent. Spousal Consent shall be deemed to have been obtained if it is established to the satisfaction of the EBC that it cannot actually be obtained because there is no spouse, or because the spouse could not be located, or because of such other circumstances as the Secretary of the Treasury by regulation may prescribe. Any Spousal Consent shall be effective only with respect to the spouse in question.

     1.31 "Total and Permanent Disability" shall have such meaning as is given to the term in the applicable Schedule of Benefits.

     1.32 "Trust" means the trust established by the Trust Agreement.

     1.33 "Trust Agreement" means the trust agreement or agreements, as amended from time to time, entered into by the Company and the Trustee.

     1.34 "Trust Fund" means the trust fund established and maintained by the Trustee to hold all assets of the Plan pursuant to the Trust Agreement.

     1.35 "Trustee" means the trustee or trustees at any time appointed by the Company.

     1.36 "Vested Benefit" means the benefit determined pursuant to the formula or formulas applicable to termination of service other than normal retirement, early retirement, or disability retirement provided for in the applicable Schedule of Benefits.

                                   ARTICLE II.

                         SERVICE AND SERVICE AGGREGATION
                         -------------------------------

         The following terms used in this Plan shall have the meaning set forth in this Article II.

         2.1   Hour of Service.
               ---------------

               "Hours of Service" means

               (a) each hour for which an Employee is directly or indirectly paid or entitled to payment as an Employee for the performance of duties;

               (b) each hour for which an Employee is directly or indirectly paid or entitled to payment as an Employee for reasons other than performance of duties;

               (c) each hour for which back pay to an Employee, irrespective of mitigation of damage, has been either awarded or agreed to by the Company or other member of the Affiliated Group;

               (d) each hour which constitutes service under any applicable Collective Bargaining Agreement;

               (e) only for purposes of determining whether a One Year Break in Service has occurred, each hour for which an Employee is not directly or indirectly paid or entitled to payment by the Company or other member of the

          Affiliated Group, as may be determined by the EBC in its sole discretion under rules uniformly applicable to all Employees similarly situated. Hours of Service shall be credited under subsections (b) and
          (c) above in

     accordance with Section 2530.200b-2 of Title 29 of the Code of Federal Regulations, as amended from time to time. The Company shall compute Hours of Service for all Employees by crediting 190 Hours of Service for each calendar month in which the Employee has at least one Hour of Service as defined above.

     2.2  Year of Service
          ---------------

          "Year of Service" means each one-year computation period, described herein, during which an Employee is credited with at least 1000 Hours of Service. In determining Years of Service for purposes of eligibility, the computation periods shall be the one-year period commencing on the date the individual became an Employee and each one-year period ending on the last day of each Plan Year ending after the end of the first computation period. In determining Years of Service for purposes of vesting, the computation period shall be the Plan Year.

     2.3  One-Year Break in Service
          -------------------------

          "One-Year Break in Service" means each one-year computation period used for determining Years of Service during which an Employee is credited with less than 501 Hours of Service; provided that, solely for purposes of determining whether an Employee has incurred a One-Year Break in Service, the Employee shall be credited with:

               (a) Hours of Service which otherwise would normally have been credited to an Employee but for a maternity or paternity leave, or

                           (b) if the Plan Administrator is unable to determine
                  the Hours of Service described in paragraph (a) above, 8 Hours of Service for each such day of maternity or paternity leave,

         except that the total number of Hours of Service so credited shall not exceed 501. Any Hours of Service credited for a maternity or paternity leave under this Section 2.3 shall be credited only in the computation period in which the maternity or paternity leave began, if the Employee otherwise would incur a One-Year Break in Service in that computation period, and otherwise shall be credited in the immediately following computation period.

                  As used in this Section 2.3, "maternity or paternity leave" means any period of absence from employment beginning in any Plan Year commencing after December 31, 1984 (a) by reason of the pregnancy of the individual, (b) by reason of a birth of a child of the individual,
         (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. Notwithstanding the foregoing, a period of absence from employment shall not be regarded as a maternity or paternity leave if the Employee shall fail to comply with a request by the Company or the EBC to furnish the EBC such timely information as may be reasonably required to establish that the absence from employment was for a reason set forth above and the number of days for which there was such an absence.

                  In addition, solely for purposes of determining whether a One-Year Break in Service has occurred, Hours of Service shall include hours during an approved leave of absence granted to an Employee on or after August 5, 1993 pursuant to the Family and

     Medical Leave Act, if the Employee returns to work for the Company at the end of such leave of absence.

     2.4  Total Years of Service
          ----------------------

          "Total Years of Service" means the sum of all Years of Service accrued under the Plan , provided that Years of Service preceding a One-Year Break in Service shall be included only if: (a) the Employee completed at least one Year of Service following the One-Year Break in Service, and (b) either
     (1) the number of consecutive One-Year Breaks in Service is less than the greater of five or the aggregate number of Years of Service prior to such service break or (2) the Employee was a vested participant pursuant to the provisions of Article VIII at the time of such One Year Break in Service, and (3) such Years of Service were not forfeited as a result of a prior One-Year Break in Service. Total Years Service for which a Participant received a distribution of his entire vested benefit (other than a deemed distribution of $0) shall not be restored upon reemployment, except as provided in the applicable Schedule of Benefits. Notwithstanding the foregoing, a Participant's Total Years of Service as of December 31, 1999 shall not be less than such Participant's Total Years of Service as determined under the terms of the applicable Prior Plan.

     2.5  Total Years of Vesting Service
          ------------------------------

          "Total Years of Vesting Service" means Total Years of Service, less any Years of Service credited for Hours of Service at an employer during periods when such employer was not included in the definition of Company, unless otherwise provided by the EBC or applicable Collective Bargaining Agreement. Notwithstanding the foregoing, a Participant's Total Years of Vesting Service as of December 31, 1999 shall not be less than such Participant's Total Years of Vesting Service as determined under the terms of the applicable Prior Plan.

     2.6  Hours of Credited Service
          -------------------------

          "Hours of Credited Service" means each Hour of Service during which the Employee qualified as an Eligible Employee under the applicable Schedule of Benefits, provided that the Eligible Employee became a Participant under that Schedule of Benefits.

     2.7  Year of Credited Service
          ------------------------

          "Year of Credited Service" means a Plan Year in which the Eligible Employee is credited with not less than twelve Months of Credited Service. A Month of Credited Service is each calendar month in which an Eligible Employee has one Hour of Credited Service. An Eligible Employee shall be credited with one twelfth of a Year of Credited Service for each Month of Service.

     2.8  Total Years of Credited Service
          -------------------------------

          "Total Years of Credited Service" means the sum (expressed in months equal to twelfths of a year) of all Years of Credited Service, provided that Years of Credited Service preceding a One-Year Break in Service (as defined in Section 2.3 but substituting therein "Year of Credited Service" for "Year of Service") shall be included only if: (a) the Employee completed at least one Year of Credited Service following the One-Year Break in Service, and (b) either (1) the number of consecutive One-Year Breaks in Service is less than the greater of five or the aggregate number of Years of Credited Service prior to such service break or (2) the Employee was a vested Participant pursuant to the provisions of Article VIII at the time of such One Year Break in Service, and (3) such Years of Credited

     Service were not forfeited as a result of a prior One-Year Break in Service. Total Years of Credited Service for which a Participant received a distribution of his entire vested benefit (other than a deemed distribution of $0) shall not be restored upon reemployment, except as provided in the applicable Schedule of Benefits. Notwithstanding any of the foregoing, a Participant's Total Years of Credited Service as of December 31, 1999 shall not be less than such Participant's Total Years of Credited Service as determined under the terms of the applicable Prior Plan.

          For purposes of the calculation of benefits pursuant to a formula expressed in the applicable Schedule of Benefits, Total Years of Credited Service applicable to such calculation shall equal solely the Total Years of Credited Service credited during such periods as the Employee was an Eligible Employee pursuant to the provisions of that Schedule of Benefits, provided that the Eligible Employee became a Participant under that Schedule of Benefits.

     2.9  Changes in Coverage Under Benefit Schedules
          -------------------------------------------

          (a) For purposes of determining a Year of Credited Service, a Participant who ceases coverage under one Schedule of Benefits and who commences coverage under another Schedule of Benefits shall remain a Participant under the first Schedule of Benefits until the last day of the month in which such change occurs, and shall commence being a Participant under the second Schedule of Benefits on the first day of the month immediately following the month in which such change occurs. A Participant shall not be entitled to have the same month credited under more than one Schedules of Benefits.

          (b) For purposes of determining the amount of a benefit under this Plan for a Participant described in Section 2.9(a), such Participant's benefit shall equal the sum of the benefit under the first Schedule of Benefits based upon the Years of Credited Service while such Participant was covered under such Schedule of Benefits plus the benefit under the second (or additional) Schedule of Benefits determined in the same manner; provided, however, that the compensation factor, if any, or the dollar multiplier factor, if any, of the benefit formula of the first Schedule of Benefits (or additional Schedule of Benefits , if applicable) shall be determined as of the date the Participant who is so entitled retires or otherwise terminates service with the Company under Articles IV through VIII.

     2.10 Military Service
          ----------------

     If the Participant is absent from employment due to his service in the uniformed services of the United States and returns to employment within the time prescribed by, and under circumstances satisfying the applicable federal law (including the Uniformed Services Employment and Reemployment Rights Act of
1994), such Participant's period of uniformed service will not result in a One-Year Break in Service for all purposes under the Plan. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                                  ARTICLE III.

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

     All determinations of eligibility shall be made in accordance with the provisions of the applicable Schedules of Benefits. Other than those Employees specifically eligible to participate under such provisions, no other Employees shall be eligible to participate in the Plan.

     Once an Employee has met all eligibility requirements as set forth in the applicable Schedule of Benefits, such Employee shall become a Participant under the Plan in accordance with the provisions of such Schedule of Benefits. A Participant shall cease to participate in the

Plan as of the earlier of (a) the payment of his entire benefits under the Plan, or (b) the Participant's death.

                                   ARTICLE IV.

                           NORMAL RETIREMENT BENEFITS
                           --------------------------

     4.1  Normal Retirement. A Participant who retires on or after the Normal
          -----------------
Retirement Date shall be entitled to receive a Normal Retirement Benefit determined according to the applicable Schedule of Benefits. Subject to Section 7.1, payment of such benefit shall commence as of the later of the Participant's Normal Retirement Date or actual retirement date.

     4.2  Calculation of Normal Retirement Benefit. A Participant's Normal
          ----------------------------------------
Retirement Benefit shall be calculated according to the formula or formulas set forth in the applicable Schedule of Benefits.

                                   ARTICLE V.

                            EARLY RETIREMENT BENEFITS
                            -------------------------

     5.1  Early Retirement. A Participant who satisfies the early retirement
          ----------------
eligibility requirements as set forth in the applicable Schedule of Benefits may elect to retire as of the first day of any month coinciding with or following such Participant's Early Retirement Date by giving at least 60 days' advance written notice to the EBC on the prescribed form. A Participant who retires early and is eligible for an Early Retirement Benefit shall be entitled to receive the Early Retirement Benefit as provided in the applicable Schedule of Benefits. Payment of such benefit shall commence as of the first of the month coincident with or next following the date the Participant retires or, if the Participant so elects, as of the first day of any subsequent month, but not later than the Normal Retirement Date. Any such election of a deferred commencement date may be revoked at any time prior to such date, and a new date may be elected by giving at least 60 days' advance written notice to the EBC.

         5.2   Calculation of Early Retirement Benefit.  A Participant's
               ---------------------------------------
Early Retirement Benefit, including the application of any reduction factor, shall be calculated according to the formula or formulas set forth in the applicable Schedule of Benefits.

                                   ARTICLE VI.

                         DISABILITY RETIREMENT BENEFITS
                         ------------------------------

         A Participant who satisfies the disability retirement eligibility requirements as set forth in the applicable Schedule of Benefits, and who separates from active employment because of Total and Permanent Disability may elect in writing to receive a Disability Retirement Benefit. Payments of a Participant's Disability Retirement Benefit shall commence as of the first day of the month coincident with or next following the later of (1) the date when the Total and Permanent Disability has endured for the required period of time, or (2) the date when the disability is certified as a Total and Permanent Disability. If a Participant's Total and Permanent Disability ceases, such Participant's Disability Retirement Benefit shall cease. A Participant's Disability Retirement Benefit shall be determined pursuant to the applicable Schedule of Benefits, and shall be reduced by the other disability or retirement benefits as specified in such Schedule of Benefits.

                                  ARTICLE VII.

               DEFERRED RETIREMENT BENEFITS AND DISTRIBUTION RULES
               ---------------------------------------------------

         7.1   Deferred Retirement. A Participant may retire as of the first day
               -------------------
of any month following the Participant's Normal Retirement Date. A Participant whose retirement is deferred under this section shall be entitled to receive a Normal Retirement Benefit determined under Sections 4.1 commencing as of the first day of the month coincident with or next following the date when the Participant actually retires, and shall accrue additional benefits hereunder after the Participant's Normal Retirement Date until termination of employment.

         7.2   Suspension of Benefits. At the express request of the Company, a
               ----------------------
Participant may continue in or recommence employment after such Participant's Normal Retirement Date for fewer than 40 Hours of Service in a calendar month pursuant to nondiscriminatory rules adopted by the Company. In such event
Section 7.1 shall apply except that the Participant may elect, subject to the approval of the Company, to receive the Normal Retirement Benefit commencing as of the Normal Retirement Date or as of the first day of any subsequent month, but not later than the date provided in Section 7.1. If a Participant continues in or recommences employment after the Participant's Normal Retirement Date, the payment of the accrued retirement benefit shall be suspended only for those calendar months within the period of continued employment during which the Participant receives compensation for at least 40 Hours of Service per week (at least 20 Hours of Service per week for Participants who are rehired as part-time employees) or, if the Company has not retained records reflecting such Participant's Hours of Service, for service performed in each of 8 or more days, as long as proper notification of such suspension of benefits has previously been distributed to such Participant. Suspension of benefits for any calendar month shall not exceed the lesser of the amount the Participant would have been paid as a Normal Retirement Benefit or the amount the Participant is eligible to receive under an Alternative Form of Benefit that the Participant has duly elected.

         7.3   Distribution Requirements. Notwithstanding any provision of this
               -------------------------
Plan to the contrary, benefits to a Participant who is not a 5 percent owner as defined below shall commence no later than April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or retires. Benefits to a Participant who is 5 percent owner shall commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. For purposes of this Section 7.3, an Employee is a 5 percent owner

(as defined in Code Section 416) if he is a 5 percent owner with respect to the Plan Year ending with or within the calendar year in which such Employee attains age 70 1/2. A Participant who attains age 70 1/2 in or before calendar year 1999 shall, notwithstanding the foregoing provisions of this Section 7.3, be permitted to elect to commence his retirement income payments no later than the date for required commencement provided under the terms of this Section 7.3 or its predecessor provision under the applicable Prior Plan.

         All distributions required under this subsection shall be determined and made in accordance with the regulations under Section 401(a)(9) of the Code.

                                  ARTICLE VIII.

                           OTHER TERMINATION BENEFITS
                           --------------------------

         8.1   Vested Benefit. If a Participant's service terminates for any
               --------------
reason other than normal retirement, early retirement, or disability retirement and the Participant has completed not less than five (5) Total Years of Vesting Service, the Participant shall be entitled to a Vested Benefit. A Vested Benefit shall be determined pursuant to the provisions of the applicable Schedule of Benefits. A terminated Participant who has no vested interest in his or her accrued benefit shall be deemed to have received a distribution of his or her entire non-forfeitable benefits.

                                   ARTICLE IX.

                               BENEFIT LIMITATIONS
                               -------------------

         9.1   Limitation on Accrued Benefit. Notwithstanding any provision of
               -----------------------------
this Plan to the contrary, in no event may a Participant's annual retirement benefit payments under the Plan exceed the product of paragraphs (a), (b), and
(c) below, with a minimum product of one thousand dollars ($1,000) for each of the first ten (10) years of service for Employees who did not participate in a defined contribution plan of a Company or a predecessor thereof:

         (a)   Is the lesser of:

               (1) One hundred percent (100%) of the Participant's highest average annual taxable compensation during any three (3) consecutive calendar years of his active participation under the Plan, times a fraction (but not to exceed 1.0), the numerator of which is the Participant's years of service, and the denominator of which is ten (10), or

               (2) Ninety thousand dollars ($90,000), adjusted pursuant to Treasury Regulations issued under Code Section 415, as amended from time to time, times an actuarial adjustment factor for retirement before or after the Social Security Retirement Age (SSRA), times a fraction (but not to exceed 1.0), the numerator of which is the Participant's years of participation in the Plan or a predecessor plan, and the denominator of which is ten (10). The actuarial adjustment factor shall be five-ninths of one percent (5/9 of 1%) for each of the first thirty-six (36) months and five-twelfths of one percent (5/12 of 1%) for each of the additional months up to twenty-four (24) by which benefits commence before the Participant's SSRA.

               For payment prior to age 62 or after SSRA, the actuarial adjustment factor shall be the factor determined using the required mortality and 5% interest. The required mortality table is based upon a fixed blend of 50 percent of the male mortality rated and 50 percent of the female mortality rated from the 1983 Group Annuity Mortality Table.

         (b)   Is the lesser of:

               (1) For any form of benefit option elected under Article X or any Schedule of Benefits, is the lesser of:

                    (A) the actuarial adjustment factor determined using the required mortality and 5% interest, or

                    (B) the Actuarial Equivalent factor applicable to the form of benefit option applicable to the option elected;

               (2)  For a lump sum payment option, is the lesser of:

                    (A) the actuarial adjustment factor determined using the required mortality and the greater of the Applicable Interest Rate and 5%, and

                    (B) the actuarial adjustment factor determined by the lump sum amount payable on the payment date divided by the immediate life annuity payable on the payment date.

               (3) For purposes of Section 9.1(b)(2)(A), Applicable Interest Rate means the annual rate of interest on 30-year Treasury securities for the fifth month preceding the first day of the Plan Year; provided, however, that if the average yield on 30-year Treasury securities for the second month preceding the month in which distribution is made is used pursuant to under Section 1.1(a)(ii), such interest rate shall also be the Applicable Interest Rate.

               The required mortality table is based upon a fixed blend of 50 percent of the male mortality rated and 50 percent of the female mortality rated from the 1983 Group Annuity Mortality Table. Such factor shall be deemed to be one hundred percent (100%) for purposes of this paragraph if the applicable form of payment is a joint and survivor annuity option, described in Section 1.20, with the Participant's spouse designated as his Beneficiary; and

         (c)   Is the lesser of:

               (1)  1.00, or

               (2)  The product of (A) and (B) where:

                    (A) is 1.00 minus the ratio of (i) the sum of the annual additions to (ii) the sum of the lesser of (I) 1.25 times the dollar limit in effect under Code Section 415 adjusted for changes to the extent permitted under Treasury Regulations, and (II) 1.40 times twenty-five percent (25%) of the Participant's total taxable compensation for each year, and

                    (B) is the ratio of (i) the lesser of 1.40 times the amount of Paragraph (a)(1) above or 1.25 times the amount in Paragraph (a)(2) above, to (ii) the lesser of the amount in Paragraphs (a)(1) or (a)(2) above.

         Prior to January 1, 2000, the provisions of this Section 9.1(c) shall be calculated as above.

         Effective January 1, 2000, any requirements relating to the Code
         Section 415(e) combined plan limits are inapplicable to any Participant who completes at least one Hour of Service on or after January 1, 2000. As a result, on or after January 1, 2000, the resulting calculation under this Section 9.1(c) shall be deemed to be equal to 1.0 for any Participant who completes at least one Hour of Service on or after such date.

Annual additions are the sum of:

               (1) The contributions of the Company or a non-participating member of the Affiliated Group made on behalf of such Participant under any defined contribution plan,

               (2) Any forfeitures reallocated to such Participant's account under the terms of any such plan,

               (3) Any portion of such Participant's own contributions to any such plan, subject to the following restrictions:

                    (A) Such contributions prior to 1976 shall not be considered to be annual additions.

                    (B) For such contributions made in years from 1976 to 1986, the lesser of one-half of such annual contributions and such annual contributions in excess of six percent (6%) of his annual taxable compensation shall be considered to be annual additions.

                    (C) All such contributions made after 1986 shall be considered annual additions.

     Social Security Retirement Age ("SSRA") shall mean the age used as the retirement age for the Participant under Section 216(l) of the Social Security Act, except that such Section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(l)(2) of such Act were 62.

     For the purposes of this Section 9.1, the "limitation year" shall be the Plan Year.

     For the purpose of this Section 9.1, a member of the Affiliated Group shall be determined by assuming the phrase "no more than 50 percent" is substituted for the phrase "at least 80 percent" each place it appears in Code Section 1563(a)(1).

     In no event shall the limitation of this Section 9.1 decrease a Participant's annual retirement benefit payable on or after January 1, 1987 to an amount less than the benefit based upon the amount of normal retirement benefit determined in accordance with the provisions of this Article IX that he had accrued under a Prior Plan as of December 31, 1986, as adjusted by Treasury Regulations. The preceding sentence applies only if the Plan meets the requirements of Code Section 415 for all limitation years beginning before January 1, 1987.

     9.2  Annual Compensation Limit. The accrued benefit of each section
          -------------------------
401(a)(l7) employee" under this Plan will be the greater of the accrued benefit determined for the Employee under (a) or (b) below:

          (a) The Employee's accrued benefit determined with respect to the benefit formula applicable as applied to the Employee's Total Years of Credited Service taken into account under the Plan for the purpose of benefit accruals, or

          (b)  The sum of:

               (1) the employee's accrued benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the Treasury Regulations, and

               (2) the employee's accrued benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee's Years of Credited Service credited to the Employee for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

A "section 401(a)(17) employee" means an Employee whose current accrued benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Compensation for a year beginning prior to the first day of the first Plan Year beginning on or before January 1, 1994, that exceeded $150,000.

                                   ARTICLE X.

                          FORMS OF RETIREMENT BENEFITS
                          ----------------------------

     10.1  Normal Form of Benefit. If a Participant fails to make an effective
           ----------------------
election for any Alternative Form of Benefit provided for in this Article X or in an applicable Schedule of Benefits, such Participant's benefit shall be paid in the form of the Normal Form of Benefit.

     10.2  Alternative Forms of Benefit. Subject to the applicable Schedule of
           ----------------------------
Benefits and the election procedures described in Sections 10.2 and 10.3, a Participant may elect one of the following Alternative Forms of Benefit which is the Actuarial Equivalent (except for the option described in Section 10.2 (e)) of the Participant's Normal Retirement Benefit:

               (a)  a married Participant may elect an individual life annuity;

               (b) a Participant, whether married or unmarried, may elect a 50% joint and survivor annuity;

               (c) an unmarried Participant may elect a 100% joint and survivor annuity;

               (d) a Participant, whether married or unmarried, may elect a Life and Ten Year Installments Certain Annuity. This benefit is reduced in amount from the Normal Retirement Benefit. This benefit is payable monthly for the life of the Participant after retirement, but with one hundred twenty (120) of such monthly payments guaranteed, in the event of the Participant's death within ten (10) years after commencement of payments under the option. The first monthly payment of such benefit shall become due on the same date that is applicable in the case of the Normal Retirement Benefit, and the last monthly payment shall be either the one hundred twentieth (120th) such payment, or that which comes due on the first day of the month in which the Participant's death shall occur, whichever shall be the later payment. If the death of the Participant occurs within ten (10) years after retirement, in lieu of paying the remaining number of guaranteed monthly payments to the person or persons designated by the Participant to receive such remaining payments, the EBC may, at its sole discretion and considering any applicable Collective Bargaining Agreement and current law, elect to pay to such person or persons a lump sum which shall be the Actuarial Equivalent of the total of such remaining payments; or

               (e) A Participant, whether married or unmarried, may elect a Level Income Option. A Level Income Option means a form of benefit that provides increased monthly annuity payments prior to the Participant's 62nd birthday (determined in accordance with Appendix A for benefits under Section 17.2(c), and as an Actuarial Equivalent benefit for all other Schedules of Benefits) and after such birthday provides reduced monthly annuity payments in an amount which, when added to the Primary Social Security Benefits which the Participant could elect to receive, approximately equals the amount of the monthly annuity paid prior to the Participant's 62nd birthday. In no event shall this amount be less than the amount calculated based on the mortality assumption specified in Section 1.1(b)(i) and the interest rate assumption specified in Section 1.1(b)(ii). A Participant who is entitled to an Early Retirement Benefit and who elects to have such benefit commence prior to age 62 may elect the Level Income Option, unless the Primary Social Security Benefits which the Participant could elect to receive at age 62 would equal or exceed the amount of the monthly annuity payments prior to age 62 or unless the Participant is receiving Social Security disability benefits.

     10.3 Election of Alternative Form of Benefit. During the 90 day period
          ---------------------------------------
ending on the annuity starting date, if a Participant elects, with Spousal Consent if the Participant is married, to waive the Normal Form of Benefit, such Participant may elect an Alternative Form of Benefit as may be provided under
Section 10.2 or the applicable Schedule of Benefits. The Spousal Consent and the Participant's waiver must state the specific nonspouse Beneficiary, if any (including any class of beneficiaries or contingent beneficiaries) and the particular Alternative Form of Benefit, neither of which may be further modified (except back to the Normal Form of Benefit or the 50% joint and survivor annuity with the spouse as joint annuitant) without subsequent Spousal Consent (unless expressly permitted by the spouse), and the Spousal Consent acknowledges the effect of the election. Such waiver is revocable at any time and any number of times during the aforesaid 90 day period.

     No more than 90 days prior to and no less than 30 days prior to the commencement of distributions under any form of benefit, the EBC shall provide (by mail or personal delivery) each Participant such information as may be required to be provided under Section 417 of the Code and the regulations promulgated thereunder. Notwithstanding the foregoing, distributions may commence prior to the end of the thirty (30) to ninety (90) day period provided that (a) the Participant is advised that the Participant has at least 30 days to make an election of an Alternative Form of Benefit, and (b) the Participant elects, on a form provided by the EBC, for distributions to begin after the expiration of seven days following the distribution of the materials described above.

     10.4 Joint Annuitants. A Participant may designate any individual as the
          ----------------
joint annuitant; provided, however, that a designation of any individual other than the Participant's spouse shall be subject to the Spousal Consent rules described in Section 10.3. A Participant who elects an Alternative Form of Benefit in the form of a joint and survivor annuity shall designate a joint annuitant when making such an election. A designation of a joint annuitant may be revoked or changed at any time prior to the annuity starting date, but such designation shall become irrevocable thereafter. If the joint annuitant dies on or after the date as of which payment of the Participant's joint and survivor annuity is to commence, the Participant shall continue to receive the reduced monthly annuity.

     10.5 Survivor's Benefits.
          -------------------

          (a)  Pre-Retirement Survivor's Benefit When Death Occurs on Or After
               ---------------------------------------------------------------
Age 55. If a Participant (i) continues to be employed by the Company at any time
------
on or after such Participant's 55th birthday and (ii) dies (whether or not so employed on the date of death) before payment of any monthly retirement benefit under the Plan commences, then such Participant's surviving spouse (if any) shall be entitled to receive a survivor's benefit for life, determined as follows commencing as of the first day of the month next following the date of the Participant's death:

               (1) If the Participant's service has not terminated before the Participant's death, the survivor's benefit shall be equal to the benefit which would have been paid to the Participant's spouse if the Participant's service had terminated on the date of death, and benefits in the form of a 100% joint and survivor annuity commenced as of the first day of the next following month.

               (2) If the Participant's service has terminated before the Participant's death but the Participant has deferred the commencement of the Early Retirement Benefit or the Vested Benefit, the survivor's benefit shall be equal to the benefit which would have been paid to the Participant's spouse if the Participant had elected a 50% joint and survivor annuity benefit commencing as of the first day of the month next following the date of the Participant's death.

          (b)  Pre-Retirement Survivor's Benefit When Death Occurs Before Age
               --------------------------------------------------------------
55. If a Participant has five (5) or more Total Years of Service and dies before
--
attaining age 55, then such Participant's surviving spouse (if any) shall be entitled to receive a survivor's benefit for life. The amount of such survivor's benefit shall be determined pursuant to Section 8.1 based upon the Participant's age and Total Years of Credited Service on the date of the Participant's death .

               (1) If the Participant's service has not terminated before the Participant's death, the survivor's benefit shall be equal to the benefit which would have been paid to the Participant's spouse if the Participant had separated from service as of the date of death, survived to the Participant's 55th birthday, retired with an immediate 100% joint and survivor annuity at the Participant's 55th birthday, and died on the day after the day on which the Participant would have attained his 55th birthday.

               (2) If the Participant's service has terminated before the Participant's death, the survivor benefit shall be equal to the benefit which would have been paid to the Participant's spouse if the Participant had separated from service on the date of death, survived to the Participant's 55th birthday, retired with an immediate 50% joint and survivor annuity at the Participant's 55th birthday, and died on the day after the day on which the Participant would have attained his 55th birthday.

          (3) The Participant's spouse may elect to commence payment of benefits on the first day of the month next following the Participant's 55th birthday or as of the first day of any subsequent month, but not later than the Participant's Normal Retirement Date, unless the Actuarial Equivalent of the benefit is equivalent to $5,000 or less, in which case the benefit shall be paid pursuant to Section 10.6.

     10.6 Small Annuities. The EBC shall pay any benefit which is the Actuarial
          ---------------
Equivalent of a lump sum payment of $5,000 or less to a Participant, Beneficiary or joint annuitant in a lump sum. If a lump sum distribution is so paid and the Participant is thereafter reemployed by the Company, the Participant shall have the option to repay to the Plan the amount of such distribution, together with interest at the rate as may be prescribed pursuant to section 411(c)(2)(C) of the Code, compounded annually from the date of the distribution to the date of repayment. If a reemployed Participant does not make such repayment, no part of the service with respect to which the lump sum distribution was made shall count as service or a Year of Credited Service.

                                   ARTICLE XI.

                           ADMINISTRATION OF THE PLAN
                           --------------------------

     11.1 Appointment of Plan Committee. There shall be an Employee Benefits
          -----------------------------
Committee ("EBC") which shall consist of not fewer than three (3) nor more than seven (7) members who shall be appointed by the Company. Members of the EBC shall hold office until their death, resignation, disqualification or removal. The EBC shall be the Plan Administrator.

     11.2 Resignation and Removal of Members. Any member of the EBC may resign
          ----------------------------------
at any time by giving written notice to the other members and to the Management Committee of

UDLP, effective as therein stated. Any member of the EBC may, at any time, be removed by the Management Committee.

     11.3 Appointment of Successors. Upon the death, resignation,
          -------------------------
disqualification or removal of any member of the EBC, the Management Committee of UDLP may appoint a successor. Notice of appointment of a successor member shall be given by the Management Committee of UDLP in writing to the EBC and to the Trustee.

     11.4 Power and Duties of the Committee. The EBC shall have full power,
          ---------------------------------
authority and discretion to control and manage the operation and administration of the Plan and to construe and apply all of its provisions, provided that the EBC shall have no power, authority, or responsibility with respect to those matters which are the responsibility of the Trustee. Any action taken by the EBC in its discretion in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon Participants, their Beneficiaries and all other persons. All discretionary powers conferred upon the EBC shall be absolute, provided that no discretionary power shall be exercised in such manner as to cause or create discrimination in favor of Employees who are officers or shareholders of the Company or Highly Compensated Employees. The authority of the EBC shall include, but not by way of limitation, the following:

               (a) Authority to interpret the provisions of the Plan and to determine any questions arising under the Plan or in connection with the administration or operation thereof;

               (b) Authority to determine all questions affecting the eligibility of any person to be, become or remain a Participant in the Plan;

               (c) Authority to determine the Service of any person and to compute the amount of benefit or other sum payable under the Plan to any person;

               (d) Authority to determine all questions regarding the status of any person as a Participant;

               (e) Authority to authorize and direct all disbursements of benefits and other sums under the Plan and to determine the manner in which benefits shall be payable to Participants;

               (f) Authority to adopt such rules as it may deem desirable for the purpose of regulating the conduct and discharge of its business and duties in the administration of the provisions of the Plan, provided that such rules shall not be inconsistent with the provisions of the Plan;

               (g) Authority to purchase such liability insurance as it may deem appropriate in connection with the operation and administration of the Plan;

               (h) Authority to direct the Trustee to undertake and assume the authority and responsibility to invest and reinvest the assets of the Plan and to make any decision respecting assets of the Plan, provided that any such direction shall be in writing;

               (i) Authority to engage such legal, actuarial, accounting, clerical, administrative, medical and other services as it may deem proper, including authority to employ one or more persons to render advice with regard to any responsibility which the EBC, any member thereof or any other person designated under Section 11.5 may have under the Plan; and

               (j) Authority to perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the exercise of its power and authority under the Plan.

     11.5  Allocation and Delegation of Duties. The EBC may allocate its
           -----------------------------------
fiduciary responsibilities among its members and may designate other persons (or committee(s) of persons) to carry out fiduciary or other responsibilities (other than responsibilities for the management or control of Plan assets) under the Plan. Pursuant to this Section, the EBC shall appoint from among its members a chairman and a secretary, who shall have such duties as the EBC may provide from time to time. The EBC, and any person delegated under the provisions hereof to carry out any responsibilities under the Plan, shall be entitled to rely upon information, data and documentation furnished by the Company, tables, valuations, certificates, and reports furnished by actuaries, and upon certificates, reports, and opinions made or given by any accountant, legal counsel or other expert or advisor (who may be employed or retained by one or more Affiliates) selected or approved by the EBC; and the members of the EBC and any delegate thereof shall not be liable, except to the extent provided by law, for any action taken, suffered or omitted by them in good faith or for any such action in reliance upon any such actuary, accountant, legal counsel or other expert or advisor, or upon any information, data, documentation, report or opinion furnished by the same or by the Company.

     11.6  Committee Procedure. A majority of the members of the EBC as
           -------------------
constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the EBC. A member of the EBC who is also a Participant hereunder shall not vote on any question involving his own interest under the Plan, as distinguished from interests of others similarly situated. The EBC may authorize each or any one or more of its members to execute any document or documents on behalf of the EBC, in which event it shall notify the Trustee in writing of such action and the name or names of its members so designated, and the Trustee may thereafter accept and rely upon any document executed by such member or members as representing action by the Plan Committee until the EBC shall file with the Trustee a written revocation of such designation.

     11.7  Investment Manager. The EBC may appoint one or more Investment
           ------------------
Managers to manage all or any part of the assets of the Plan. Such appointment shall be reflected in the minutes of the EBC. The Investment Manager(s) shall discharge its duties in accordance with applicable law and in particular in accordance with Section 404(a)(l) of ERISA. The Investment Manager(s) shall have such responsibility to manage the assets of the Plan as the EBC shall designate, and the EBC shall thereafter have no responsibility for the management of such assets to the extent that responsibilities are designated to be the responsibilities of the Investment Manager(s).

     11.8  Compensation of Committee. Members of the EBC shall serve as such
           -------------------------
without compensation from the Plan, but may receive compensation from any member of the Affiliated Group for so serving.

     11.9  Expenses. Ordinary and necessary expenses incurred in connection with
           --------
the establishment or termination of the Plan may be paid from the Trust Fund to the extent allowed under Section 403(c)(1) of ERISA. Ordinary and necessary expenses (including the cost of any bond required under Section 412 of ERISA) incurred for any Plan Year in connection with administering the Plan, other than establishment or termination expenses, may be paid from the Trust Fund. To the extent expenses incurred in establishing, administering or terminating the Plan are not paid from the Trust Fund, they shall be paid by the Affiliated Group.

     11.10 Information Required From Participants. Each Participant or
           --------------------------------------
Beneficiary shall furnish to the EBC such information in writing as the EBC considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments thereunder are conditional upon the Participant's or Beneficiary's furnishing promptly such true, full and complete information as the EBC may request. Any notice or information which, according to the terms of the Plan or the rules of the EBC, must be filed with the EBC shall be deemed so filed at the time that it is actually received by the EBC.

     11.11 Records. The EBC shall keep a record of all its proceedings and shall
           -------
keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and properly to reflect the affairs thereof.

     11.12 Multiple Fiduciary Capacity. Nothing in this Plan shall be deemed to
           ---------------------------
prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan.

     11.13 Indemnification. The Company shall indemnify any past, present,
           ---------------
additional or replacement director, officer or employee, of the Company who is, or who is claimed to be, a fiduciary with respect to the Plan, or his or her estate, heirs, or legal representatives in the event of his or her death or incompetency, against any and all claims, losses, damages, fees, fines, interest, penalties, taxes, expenses, including, but not limited to, counsel fees, incurred by such persons and any liability or claim of liability to which they may be subjected, including any amounts paid in settlement with the Company's approval, arising from any such person's action or failure to act in connection with the administration of this Plan or the investment of the Trust Fund, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

                                  ARTICLE XII.

                               FUNDING OF THE PLAN
                               -------------------

     12.1 Actuarial Cost Method. The Company shall determine the actuarial cost
          ---------------------
method to be used in determining costs and liabilities under the Plan pursuant to section 301 et seq. of ERISA, and section 412 of the Code. The Company shall review such actuarial cost method from time to time, and if it determines from review that such method is no longer appropriate, then it shall petition the Secretary of the Treasury for approval of a change of actuarial cost method, if such approval is required.

     12.2 Cost of the Plan. Annually the Company shall determine the normal cost
          ----------------
of the Plan for the Plan Year and the amount (if any) of the unfunded past service cost on the basis of the actuarial cost method established for the Plan using actuarial assumptions which, in the aggregate, are reasonable. The Company shall also determine the contributions required to be made for each Plan Year by the Company in order to satisfy the minimum funding standard (or alternative minimum funding standard) for such Plan Year determined pursuant to sections 302 through 305 of ERISA and section 412 of the Code.

     12.3 Funding Policy. The Company shall cause contributions to be made to
          --------------
the Plan for each Plan Year in the amount necessary to satisfy the minimum funding standard (or alternative minimum funding standard) for such Plan Year; provided, however, that this obligation shall cease when the Plan is terminated. In the case of a partial termination of the Plan, this obligation shall cease with respect to those Participants, joint annuitants and Beneficiaries who are affected by such partial termination.

     12.4 Public Accountant. The EBC shall engage an independent qualified
          -----------------
public accountant to conduct such examinations and to render such opinions as may be required by section 103(a)(3) of ERISA. The EBC in its discretion may remove and discharge the person so engaged, but in such case it shall engage a successor independent qualified public accountant to perform such examinations and to render such opinions.

         12.5  Enrolled Actuary. The EBC shall engage an enrolled actuary to
               ----------------
prepare the actuarial statement described in section 103(d) of ERISA and to render the opinion described in section 103(a)(4) of ERISA. The EBC in its discretion may remove and discharge the person so engaged, but in such event it shall engage a successor enrolled actuary to perform such examination and render such opinion.

         12.6  Basis of Payments to the Plan. All contributions to the Plan
               ----------------------------
shall be made by the Company, and no contributions shall be required of or permitted by Participants. From time to time the Company shall make such contributions to the Plan as it determines to be necessary or desirable in order to fund the benefits provided by the Plan, including any medical benefits provided for retired employees, and any expenses thereof which are paid out of the Trust Fund in order to carry out the obligations of the Company set forth above. All contributions to the Plan shall be held by the Trustee in accordance with the Trust Agreement.

         All contributions to the Plan are conditioned on deductibility of such contributions under Code section 404. To the extent that a deduction under Code section 404 is disallowed, the contribution shall be returned to the Company within one year after disallowance. If a contribution is made by the Company pursuant to a mistake of fact, the contribution shall be returned to the Company within one year after the payment of the contribution. Earnings attributable to contributions returned to the Company pursuant to this paragraph shall not be returned to the Company, but losses attributable to such amounts shall reduce the amount returned.

         12.7  Basis of Payments from the Plan. All benefits payable under the
               -------------------------------
Plan shall be paid by the Trustee out of the Trust Fund pursuant to the directions of the EBC and the terms of the Trust Agreement. The Trustee shall pay all proper expenses of the Plan and the Trust Fund out of the Trust Fund or the applicable insurance contract or policy in accordance with the terms of the Trust Agreement, except to the extent paid by the Company.

                                  ARTICLE XIII.

                           CLAIMS AND APPEAL PROCEDURE
                           ---------------------------

         13.1  Inquiries and Applications for Benefits. Any application for
               ---------------------------------------
benefits under the Plan and all inquiries concerning the Plan shall be submitted to the EBC at such address as may be announced to Participants from time to time. Applications for benefits shall be in writing on the form prescribed by the EBC and shall be signed by the Participant or, in the case of a benefit payable after the death of the Participant, by the Participant's joint annuitant or Beneficiary, as the case may be.

         13.2  Denial of Applications. The EBC shall give written notice of its
               ----------------------
decision on any application to any applicant and to any other person designated pursuant to any applicable Collective Bargaining Agreement. In the event any application for benefits is denied in whole or in part, the EBC shall notify the applicant in writing of the right to a review of the denial. Such written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the Plan provisions on which the denial is based, a description of any information or material necessary to perfect the application, an explanation of why such material is necessary, and an explanation of the Plan's claim review procedures. Such written notice shall be given to the applicant within a reasonable period of time after the EBC receives the application, based on its customary procedures in processing such claims.

         13.3  Requests for a Review. Subject to any arbitration or grievance
               ---------------------
procedure established pursuant to any applicable Collective Bargaining Agreement, any person (or his or her authorized representative) whose application for benefits is denied in whole or in part may appeal the denial by submitting to the EBC a request for a review of the application within 90 days after receiving written notice of the denial. The EBC shall give the applicant or such representative an opportunity to review pertinent materials (other than legally privileged documents) in preparing such request for review. The request for review shall be in writing, and shall set forth all of the grounds on which it is based, all facts in support of the request, and any other matters which the applicant deems pertinent. The EBC may require the applicant to submit such additional facts, documents, or other materials as it may deem necessary or appropriate in making its review.

         13.4  Decision on Review. The EBC shall act upon each request for
               ------------------
review within 60 days after receipt thereof unless special circumstances require further time for processing, but in no event shall the decision on review be rendered more than 120 days after the EBC receives the request for review. The EBC shall give prompt, written notice of its decision to the Company and to the applicant. In the event the EBC confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision is based. Decisions of the EBC shall be final, conclusive and biding and all Participants, Beneficiaries and all other persons.

         13.5  Rules and Procedures. The EBC shall establish such rules and
               --------------------
procedures, consistent with ERISA and the Plan, as it may deem necessary or appropriate in carrying out its responsibilities under this Section.

         13.6  Exhaustion of Remedies. No legal or equitable action for benefits
               ----------------------
under the Plan shall be brought unless and until the claimant (a) has submitted a written application for benefits in accordance with Section 13.1, (b) has been notified by the EBC that the application is denied, (c) has filed a written request for a review of the application in accordance with this Section 13.3 and
(d) has been notified in writing that the EBC has affirmed the denial of the application; provided that legal action may be brought after the EBC has failed to take any action on the claim within the time prescribed above.

         In no event may any legal or equitable action for benefits under the Plan be brought in a court of law or equity with respect to any claim for benefits more than one (1) year after the final denial (or deemed final denial) of the claim by the EBC.

                                  ARTICLE XIV.

                      AMENDMENT AND TERMINATION OF THE PLAN
                      -------------------------------------

         14.1  Future of the Plan. The Company expects to continue the Plan
               ------------------
indefinitely. Future conditions, however, cannot be foreseen, and the Company retains the authority to amend or to terminate the Plan at any time and for any reason, subject to any applicable Collective Bargaining Agreement. The Company in any event shall have the authority to amend the Plan at any time to the extent that such amendments are required in order to obtain a favorable determination letter from the Internal Revenue Service regarding the Plan's qualification under the Code or to conform the Plan to such regulations and rulings as may be issued by the Internal Revenue Service, the United States Department of Labor, or other governmental body. The Company may amend, modify, or terminate the Plan at any time by resolution of its Management Committee or, if such amendment or modification will not effect a material increase in the benefits to be offered under the Plan or if such amendment or modification is required in order to obtain a favorable determination letter from the Internal Revenue Service regarding the Plan's qualification under the Code, or to conform the Plan to such regulations and rulings as may be issued by the Internal Revenue Service, the United States Department of Labor or other governmental body, by resolution of or other action recorded in the minutes of the EBC. The execution and delivery by the President, any Vice President of the Company, or the Secretary or any member of the EBC of an amendment to the Plan, a restated Plan, or other plan instrument reflecting such amendment, modification, or termination shall conclusively evidence such amendment, modification, or termination.

         14.2  Amendments of the Plan. No amendment of the Plan shall (a) reduce
               ----------------------
the accrued benefit of any Participant accrued under the Plan before such amendment is adopted, or (b) divert any part of the assets of the Plan to purposes other than the exclusive purpose of providing benefits to the Participants, joint annuitants and Beneficiaries who have an interest in the Plan and of defraying the reasonable expenses of administering the Plan and the Trust Fund. No amendment to the Plan (including a change in the actuarial basis for determining optional benefits or Early Retirement Benefits) shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit (within the meaning of section 411(d)(6) of the Code). Notwithstanding the preceding sentence, a Participant's accrued benefit may be reduced to the extent permitted under section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of (c) eliminating or reducing an Early Retirement Benefit or a retirement-type subsidy, or (d) eliminating an optional form of benefit with respect to benefits attributable to Service before the amendment shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age). Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest, as determined without regard to such amendment, as of the later of the date such amendment is adopted, or becomes effective.

         If an amendment modifies the vesting schedule set forth in Article VIII, a Participant who has at least three Years of Service on or before the end of the "election period", described in the next sentence, may elect to have the existing vesting schedule apply to him or her rather than the new vesting schedule, provided that such election is made within the "election period." The "election period" begins on the date such amendment is adopted and ends 60 days after the latest of (e) the date such amendment is adopted, (f) the date such amendment becomes effective, and (g) the date such Company gives the Participant written notice of such amendment.

         14.3  Termination of the Plan. Upon termination of the Plan, no part of
               -----------------------
the Trust Fund shall revert to the Company or be used for or diverted to purposes other than the exclusive purpose of providing benefits to the Participants, joint annuitants, and Beneficiaries who have an interest in the Plan, and of defraying the reasonable expenses of administering the Plan and the Trust Fund and the costs of such termination, except as otherwise provided in
Section 14.4. Upon termination of the Plan, each Participant's rights to benefits accrued hereunder shall be one hundred percent (100%) vested to the extent such benefits were not forfeited prior to the termination of the Plan. Upon termination of the Plan, the Trust and any insurance policy or contract shall continue until the Plan's assets have been distributed as provided in
Section 14.4. Any other provision hereof notwithstanding, the Company shall have no obligation to continue making contributions to the Plan after termination of the Plan. Except as otherwise provided in

ERISA, neither the Company nor any other person shall have any liability or obligation to provide benefits hereunder after such termination in excess of the value of the Trust Fund. Upon such termination, Participants, joint annuitants, and Beneficiaries shall obtain benefits solely from the Trust Fund. Upon partial termination of the Plan, this Section shall apply only with respect to such Participants, joint annuitants and Beneficiaries as are affected by such partial termination.

         Notwithstanding the foregoing, for a period of five years commencing as of the Effective Date, all Participants in the Plan shall be entitled to benefits on a termination basis as determined pursuant to the special schedule of benefits set forth in Treasury Regulation ss. 1.414(l)-1(e) and (f). Pursuant to Treasury Regulation ss. 1.414(l)-1(i), the Company shall retain such data as may be necessary to create such a special schedule, in the event of a subsequent plan termination or a subsequent plan spin-off.

         14.4 Allocation of Trust Fund on Termination. On termination of the
              ---------------------------------------
Plan, the Trust Fund shall be allocated by the EBC on an actuarial basis among Participants, joint annuitants and Beneficiaries in the manner prescribed by section 4044 of ERISA. Any residual assets of the Trust Fund remaining after such allocation shall be distributed to the Company if (a) all liabilities of the Plan to Participants, joint annuitants and Beneficiaries have been satisfied and (b) such a distribution does not contravene any provision of law or any applicable Collective Bargaining Agreement. The foregoing notwithstanding, if any remaining assets of the Plan are attributable to employee contributions, such assets shall be equitably distributed to the Participants who made such contributions (or to their Beneficiaries) in accordance with their rate of contribution. The benefit of any Highly Compensated Employee or former employee (determined in accordance with section 414(g) of the Code and regulations thereunder) shall be limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code. In the event of a partial termination of the Plan, the EBC shall arrange for the division of the Trust Fund, on a nondiscriminatory basis to the extent required by section 401 of the Code, into the portion attributable to those Participants, joint annuitants and Beneficiaries who are not affected by such partial termination and the portion attributable to such persons who are so affected. The portion of the Trust Fund attributable to persons who are so affected shall be allocated in the manner prescribed by section 4044 of ERISA.

                                   ARTICLE XV.

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         15.1 Subsequent Changes. All benefits to which any Participant, joint
              ------------------
annuitant, or Beneficiary may be entitled hereunder shall be determined under the Plan in effect when the Participant ceases to be an Eligible Employee and shall not be affected by any subsequent change in the provisions of the Plan, unless the Participant again becomes an Eligible Employee.

         15.2 Plan Mergers. The Company retains the right to merge the Plan with
              ------------
any other Plan, unless otherwise prohibited due to an applicable Collective Bargaining Agreement. The Plan shall not be merged or consolidated with any other plan, and no assets or liabilities of the Plan shall be transferred to any other plan, except in accordance with the requirements of Section 414(l) of the Code.

         15.3 No Assignment of Property Rights. The interest or property rights
              --------------------------------
of any person in the Plan, in the Trust Fund, or in any payment to be made under the Plan shall not be assignable nor be subject to alienation or option, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment, or other creditor's process, and any act in violation of this Section 15.3 shall be void. This provision shall not apply to a "qualified domestic relations order" defined in Code section

414(p), any other domestic relations order permitted to be so treated by the EBC under the provisions of the Retirement Equity Act of 1984, or any other assignment or alienation permitted under the terms of Code section 401(a)(13) or the Treasury regulations thereunder. The EBC shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

         15.4 Incapacity. If, in the opinion of the EBC, any person becomes
              ----------
unable to handle properly any property distributable under the Plan, the EBC may make any arrangement for distribution on such person's behalf that it determines will be beneficial to such person, including (without limitation) distribution to such person's guardian, conservator, spouse or dependent.

         15.5 Employment Rights. Nothing in the Plan shall be deemed to give any
              -----------------
person a right to remain in the employ of the Affiliated Group or affect any right of the Affiliated Group to terminate a person's employment with or without cause.

         15.6 Reemployment and Suspension of Annuities. If any Participant who
              ----------------------------------------
is receiving annuity benefits hereunder is reemployed by the Affiliated Group, the payment of such benefits shall be suspended as provided in Section 7.2 until such Participant's employment again terminates, or the benefits otherwise become payable as provided in Section 7.1, at which time such Participant's benefits shall be redetermined (but not decreased) in accordance with the applicable provisions of the Plan in effect when the Participant again ceases to be an Eligible Employee.

         15.7 Proof of Age and Marriage. Participants and joint annuitants shall
              -------------------------
furnish proof of age and marital status satisfactory to the EBC at such time or times as it shall prescribe. The

EBC may delay the disbursement of any benefits under the Plan until all pertinent information with respect to age or marital status has been furnished and then make payment retroactively.

         15.8 Choice of Law. The Plan and all rights thereunder shall be
              -------------
interpreted and construed in accordance with ERISA and, to the extent that state law is not preempted by ERISA, the law of the Commonwealth of Virginia.

         15.9 Direct Rollover Option. Notwithstanding any provision of the Plan
              ----------------------
to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the EBC, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  (a) As used in this Section 15.9, an "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), any hardship distribution described under Code Section 401(k)(2)(B)(i)(iv), and any other distribution(s) reasonably expected to total less than $200 during a year.

                  (b) As used in this Section, an "eligible retirement plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. In the case of an eligible rollover distribution to a Participant's surviving spouse, however, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (c) As used in this Section, a "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 4l4(p) of the Code, are distributees.

                  (d) As used in this Section, a "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

         15.10  Effect of Merger and Restatement.
                --------------------------------

                  This statement of the Plan is intended to comply with Code section 411(d)(6) and the regulations promulgated thereunder prohibiting any amendment resulting in the reduction of an accrued benefit. In addition, the mergers of the Prior Plans are intended to comply with Code section 414(l) and the regulations promulgated thereunder governing the mergers of plans. Therefore, notwithstanding any other provision of the Plan, any Participant shall be entitled under the Plan to such benefits as of the date of adoption of the Plan as shall be necessary to ensure compliance with such Code provisions and regulations.

                                  ARTICLE XVI.

                              TOP HEAVY PROVISIONS
                              --------------------

         16.1     Top Heavy Plan Requirements. For any Top Heavy Plan Year, the
                  ---------------------------
Plan shall provide the following:

                  (a) special vesting requirements of Code section 416(b) pursuant to Section 16.4 of the Plan;

                  (b) special minimum benefit requirements of Code section 416(c) pursuant to Section 16.3(c) of the Plan;

                  (c) special Compensation requirements of Code section 416(d) pursuant to Section 16.3(e) of the Plan;

         16.2     Determination of Top Heavy Status.
                  ---------------------------------
                  (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the present value of accrued benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the present value of accrued benefits and the aggregate accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                  If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's present value of accrued benefits and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not received any compensation from the Company (other than benefits under the Plan) at any time during the five-year period ending on the Determination Date, the Aggregate

Account and/or present value of accrued benefits for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

                (b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (A) the present value of accrued benefits of Key Employees and (B) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety' percent (90%) of the present value of accrued benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                (c) "Key Employee" means those Employees defined in Code section 416(i) and the Treasury regulations thereunder. Generally, they shall include any Employee or former Employee (and his or her Beneficiaries) who, at any time during the Plan Year or any of the preceding four (4) Plan Years, is:

               (1) An officer of the Company (as that term is defined within the meaning of the regulations under Code section 416) having annual 415 Compensation greater than 50 percent of the amount in effect under Code section 415(c)(I)(A) for any such Plan Year.

               (2) One of the ten Employees owning (or considered as owning within the meaning of Code section 318) the largest interests in all employers required to be aggregated under Code sections 414(b), (c), and (m). However, an Employee will not be considered a top ten owner for a Plan Year if the Employee earns less than $30,000 (or such other amount adjusted in accordance with Code section 415(c)(1)(A) as in effect for the calendar year in which the Determination Date falls).

               (3) A Five Percent Owner of the Company. "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Code section 318) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Company. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code sections 414(b), (c), and (in) shall be treated as separate employers.

               (4) A "One Percent Owner" of the Company having an annual 415 Compensation from the Affiliated Group of more than $150,000. "One Percent Owner" means any person who owns (or is considered as owning within the meaning of Code section
                    318) more than one percent (1%) of the outstanding stock of the Company or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Company or, in the case of an unincorporated business, any person who owns more than one percent (1 %) of the capital or profits interest in the Company. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code sections 414(b), (c), and
                    (m) shall be treated as separate employers. However, in determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code sections 414(b), (c), and (m) shall be taken into account.

        (d) "Non-Key Employee" means any Employee or former Employee (and his or her Beneficiaries) who is not a Key Employee.

        (e) "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Company or employee contributions, used to determine Top Heavy Plan status under the provisions of a defined contribution plan included in any Aggregation Group. A Participant's Aggregate Account as of the Determination Date shall be determined under applicable provisions of the defined contribution plan used in determining Top Heavy Plan status.

        (f) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

             (1) Required Aggregation Group. In determining a Required Aggregation Group hereunder, each plan of the Affiliated Group in which a Key Employee is a participant, and each other plan of the Affiliated Group which enables any plan in which a Key Employee participates to meet the requirements of Code sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

             In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

               (2) Permissive Aggregation Group: The Company may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

               In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

               (3) Only those plans of the Affiliated Group in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

           (g) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

           (h) Present Value of Accrued Benefit: In the case of a defined benefit plan, a Participant's present value of accrued benefits shall be determined:

               (1) As of the most recent "Actuarial Valuation Date," which is the most recent valuation date within a twelve (12) month period ending on the Determination Date.

               (2) For the first Plan Year, as if (a) the Participant terminated service as of the Determination Date; or (b) the Participant terminated service as of the Actuarial

          Valuation Date, but taking into account the estimated present value of accrued benefits as of the Determination Date.

                (3) For any other Plan Year, as if the Participant terminated service as of the actuarial valuation date.

                (4) The Actuarial Valuation Date must be the same date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that Plan Year.

             (i) The calculation of a Participant's present value of accrued benefits as of a Determination Date shall be the sum of:


                 (1) The present value of accrued benefits using a mortality assumption under the GAM 1983 unisex table and an interest assumption equal to the annual rate of interest on 30-year Treasury securities, determined in accordance with Internal Revenue Service Code section 417(e) for the fifth month preceding the first day of the Plan Year (i.e., for a calendar Plan Year, August). Such a rate shall be applicable for the entire Plan Year.

                 (2) Any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's present value of accrued benefits as of the valuation date. Notwithstanding anything herein to the contrary, all distributions and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted.

                       (3) Any Employee Contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible Qualified Voluntary Employee Contributions shall not be considered to be a part of the Participant's present value of accrued benefits.

                       (4) With respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Participant and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's present value of accrued benefits.

                       (5) With respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Participant or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's present value of accrued benefits, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                   (j) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

                       (1) The present value of accrued benefits of Key Employees under all defined benefit plans included in the group, and

                       (2) The Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

                  (k) Notwithstanding anything herein to the contrary, the effective date otherwise provided for herein for the application of Code section 416 to this Plan shall be extended in accordance with any act of Congress or regulatory authority.

         16.3     Minimum Benefit Requirement for Top Heavy Plan.
                  ----------------------------------------------

                  (a) The minimum accrued benefit (expressed as an Individual Life Annuity commencing at Normal Retirement Date) derived from Company contributions to be provided under this Section for each Non-Key Employee who is a Participant for any Plan Year in which this Plan is a Top Heavy Plan shall equal the product of (1) one-twelfth (1/12th) of "416 Compensation" averaged over the 5 consecutive Plan Years (or actual number of Plan Years if less) which produce the highest average and (2) the lesser of (A) two percent (2%) multiplied by Years of Vesting Service or (B) twenty percent (20%).

                  (b)  For purposes of providing the minimum benefit under Code section 416, a Non-Key Employee who is not a Participant solely because (1) his or her compensation is below a stated amount or (2) he or she declined to make mandatory contributions to the Plan will be considered to be a Participant.

                  (c) For purposes of this Section, Years of Vesting Service for any Plan Year during which the Plan was not a Top Heavy Plan shall be disregarded.

                  (d) For purposes of this Section, "416 Compensation" for any Plan Year subsequent to the last Plan Year during which the Plan is a Top Heavy Plan shall be disregarded.

                  (e) For the purposes of this Section, "416 Compensation" shall mean W-2 wages for the calendar year ending with or within the Plan Year, and shall be limited to $160,000 (as adjusted for cost-of-living in accordance with section 401(a)(17)(B) of the Code) in Top Heavy Plan Years.

                  (f) If payment of the minimum accrued benefit commences at a date other than Normal Retirement Date, or if the form of benefit is other than an Individual Life Annuity, the minimum accrued benefit shall be the Actuarial Equivalent of the minimum accrued benefit expressed as an Individual Life Annuity commencing at Normal Retirement Date pursuant to Section 10.2 and the applicable Schedule of Benefits.

                  (g) In lieu of the above, if a Non-Key Employee participates in this Plan and a defined contribution plan included in a Required Aggregation Group which is top heavy, a minimum allocation of five percent (5%) of 416 Compensation shall be provided under the defined contribution plan. If the defined contribution plan is amended so that the minimum benefits are no longer provided under the defined contribution plan, the minimum benefits shall be provided under this Plan. However, for any Plan Year when (A) the Plan is a Top Heavy Plan but not a Super Top Heavy Plan and (B) a Key Employee is a Participant in both this Plan and a defined contribution plan included in a Required Aggregation Group which is top heavy, seven and one-half percent (7-1/2%) shall be substituted for five percent (5%) above.

         16.4     Vesting Requirement for Top Heavy Plan.
                  --------------------------------------

                  (a) Notwithstanding any other provision of this Plan, for any Top Heavy Plan Year, the vested portion of any Participant's accrued benefit shall be determined on the basis of the Participant's number of Total Years of Vesting Service according to the following schedule:

                                Vesting Schedule

          Years of Service                       Percentage
------------------------------------- ----------------------------------

                1-2                                  0%

                 3                                  100%

        If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Company may, in its sole discretion, elect to (1) continue to apply this vesting schedule in determining the vested portion of any Participant's accrued benefit, or (2) revert to the vesting schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment.

        (b) The computation of a Participant's nonforfeitable percentage of his or her interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan, in the event that this Plan is amended to change or modify any vesting schedule, a Participant with at least five (5) Total Years of Service as of the expiration date of the election period may elect to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of

             (1)  the adoption date of the amendment,
             (2)  the effective date of the amendment, or
             (3) the date the Participant receives written notice of the amendment from the Company.

                                  ARTICLE XVII.

                   SCHEDULE OF BENEFITS FOR SALARIED EMPLOYEES
                   -------------------------------------------

         17.1  Eligibility and Participation. For purposes of this Schedule of
               -----------------------------
Benefits, Eligible Employee means any Employee, provided that such Employee is not:

               (a) an Employee who is in a unit of Employees covered by a Collective Bargaining Agreement, unless such Collective Bargaining Agreement extends coverage under this Schedule of Benefits;

               (b) an individual engaged through a temporary help firm, technical help firm, staffing firm, leasing firm, or professional employer organization, regardless of whether such individual is a leased employee within the meaning of Code section 414(n)(2));

               (c)  an Employee who generally resides outside the United
States or whose principal duties generally are performed outside the United States as determined by the Company, unless such individual is a United States citizen or permanent resident alien or the Company designates such individual as an Eligible Employee.

         This Schedule of Benefits shall be applicable to and govern the benefits provided under the Plan to those Employees eligible to participate under this section. No other Employees shall be eligible to participate under this Schedule.

         Notwithstanding the foregoing, on the Effective Date, all individuals who were treated as participants in the UDLP Salaried Employees Retirement Plan and as Participants in the UDLP CSD Salaried Employees Pension Plan - "York Salaried" shall become Participants in the Plan, and their benefits under the Plan shall be determined respectively under sections 17.2(b) and (c) of this Schedule of Benefits. Each Eligible Employee who does not become a Participant on the Effective Date but who is subsequently credited with one Total Year of Service shall become a Participant on the first anniversary of the first day of such Total Year of Service.

     17.2  Normal Retirement Benefit.
           -------------------------

          (a) With respect to a Participant covered by this Schedule of Benefits, "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's 65th birthday.

          (b)  With respect to Divisions other than the Combat Systems Division:

               (1) The monthly Normal Retirement Benefit of a Participant covered by this Schedule of Benefits employed at a division other than the Combat Systems Division who retires on his Normal Retirement Date shall be equal to the product of (A) multiplied by (B) below, less the amount described in Section 17.7:

                    (A)  One-twelfth (1/12) of the sum of (i) and (ii) below:

                         (i)  The sum of (I) one percent (1%) of the
          Participant's Final Average Yearly Compensation up to the Social Security Covered Compensation Base and (II) one and one-half percent (1 1/2%) of the Participant's Final Average Yearly Compensation in excess of the Social Security Covered Compensation Base multiplied by the Participant's expected Total Years of Credited Service at age 65 (up to 35).

                         (ii) One and one-half percent (1 1/2%) of the Participant's Final Average Yearly Compensation multiplied by the Participant's expected Total Years of Credited Service at age 65 in excess of 35.


                    (B) The ratio of actual Total Years of Credited Service to expected Total Years of Credited Service.

          (c)  With respect to the Combat Systems Division:

          (1) The monthly Normal Retirement Benefit of a Participant covered by this Schedule of Benefits employed at the Combat Systems Division who retires on his Normal Retirement Date shall be equal to the product of (A) multiplied by
(B) plus (C) below:

               (A)  One-twelfth (1/12) of the sum of (i) and (ii) below:

                    (i) The sum of (I) one percent (1%) of the Participant's Final Average Yearly Compensation up to the Social Security Covered Compensation Base and (II) one and one-half percent (1 1/2%) of the Participant's Final Average Yearly Compensation in excess of the Social Security Covered Compensation Base multiplied by the Participant's expected Total Years of Credited Service earned after December 31, 1994 (maximum of 35 less service prior to January 1, 1995 not in excess of 35 years).

                         (ii) One and one-half percent (1 1/2%) of the Participant's Final Average Yearly Compensation multiplied by the Participant's expected Total Years of Credited Service earned after December 31, 1994 (in excess of the greater of 35 years or service prior to January 1, 1995).

                    (B) The ratio of actual Total Years of Credited Service earned after December 31, 1994 to expected Total Years of Credited Service earned after December 31, 1994.

                    (C) Any pension benefits accrued by a Participant before January 1, 1995 including, without limitation, benefits accrued under the terms of the Harsco Administrative Employees Pension Plan (the "Harsco Plan"), except that Final

     Average Compensation shall include Compensation after December 31, 1994. This amount shall equal one-twelfth (1/12) the sum of (i) and (ii) below:

               (i) One and three-tenths percent (1.3%) of the Participant's Final Average Yearly Compensation times the Participant's Total Years of Credited Service earned prior to January 1, 1995, not to exceed 33 years; and

               (ii) One and one-half percent (1.5%) of the amount calculated above in Section 17.2(c)(1)(C)(i) times the Participant's Total Years of Credited Service earned prior to January 1, 1995 in excess of 33 years (maximum 7 years);

          (d) For purposes of Sections 17.2(b) and (c), "expected Total Years of Credited Service" are the Total Years of Credited Service the Participant would have earned had the Participant not terminated employment and had continued to work full time to the later of his Normal Retirement Date and his actual termination date. Final Average Yearly Compensation, Social Security Covered Compensation Base, Total Years of Credited Service, and expected Total Years of Credited Service shall be determined (1) for purposes of Section 17.2(b), under this Plan, the UDLP Salaried Employees Retirement Plan and the FMC Corporation Defense Segment Pension Plan, and (2) for purposes of Section 17.2(c), under this Plan and the UDLP CSD Salaried Employees Pension Plan - "York Salaried".

          (e) Notwithstanding the other provisions of this Section 17.2, a minimum Normal Retirement Benefit shall be provided to Participants who have not retired (early or normal) or otherwise incurred a termination of employment as of August 18, 1999 as follows:

               (1) with respect to Participants who are listed in Appendix B, the annual amounts specified therein; and

               (2) with respect to those Participants who are not listed in Appendix B, an annual amount equal to the product of five hundred dollars ($500) and the number (not to exceed five (5)) of actual Total Years of Credited Service for benefit accrual purposes, reduced by the amount, if any, of those benefits provided under the FMC Corporation Salaried Employees Pension Plan (or its predecessor plan that was terminated) that are funded pursuant to group annuity contracts or other policies or contracts issued by The Prudential Insurance Company of America (including but not limited to, Deferred Annuity Contract (#GA-5753)) or Aetna (including, but not limited to, FMC Deferred Annuity Contract (#GA-13309)).

     17.3 Early Retirement Benefit.
          ------------------------

          (a)  Early Retirement Eligibility. A Participant shall be eligible for
               ----------------------------
an Early Retirement Benefit as of the later of the Participant's 55th birthday and the date he or she is credited with ten (10) Total Years of Service.

          (b)  Early Retirement Reduction Factor.
               ---------------------------------

               (1) If a Participant who is eligible for an Early Retirement Benefit elects to have payment of his Early Retirement Benefit commence before his Normal Retirement Date, the Participant's Early Retirement Benefit shall be that Participant's Normal Retirement Benefit reduced by one third of one percent (.33%) for each month in excess of 36 by which the commencement of the Participant's Early Retirement Benefit precedes the Participant's Normal Retirement Date, and reduced further pursuant to
     Section 17.7.

               (2) With respect to the benefits described under Section 17.2(c)(1)(C) under the Harsco Administrative Employees Pension Plan, the Participant's Early

     Retirement Benefit shall be the Participant's Normal Retirement Benefit reduced as provided in Appendix C; provided, however, that there shall be no reduction for early commencement of a benefit if the Participant is credited with 30 Total Years of Credited Service on his Early Retirement Date and has attained age 62.

     17.4 Disability Retirement Benefit. No Disability Retirement Benefit shall
          -----------------------------
be available under this Schedule of Benefits. However, if an Eligible Employee incurs a "Total and Permanent Disability" as defined in Section 18.4 while on a long term disability leave of absence and while receiving or entitled to receive long term disability benefits under a disability plan sponsored by UDLP, each calendar month during which such condition exists shall cause the Eligible Employee to be credited with 190 Hours of Service for eligibility and vesting purposes and, after the eligibility requirements of this Article XVII have been met, with one Month of Credited Service. The Participant's Final Average Yearly Compensation shall be determined in accordance with Section 1.17.

     17.5 Vested Benefit.
          --------------

          (a) A Participant who is credited with five (5) Total Years of Vesting Service or who has attained age 55, but who ceases to be an Employee before such Participant's Early Retirement Date for any reason other than death, shall be entitled to receive a Vested Benefit determined under (b) below; provided, however, an Employee hired on or after January 1, 2000 shall be entitled to receive a Vested Benefit if he or she is credited with five (5) Total Years of Vesting Service. Except as provided in Section 10.5, no benefits shall be payable hereunder to any person if the Participant dies prior to the date as of which payment of the Vested Benefit is to commence.

          (b) A Participant's Vested Benefit shall be determined pursuant to
Section 17.2, except that the following adjustments shall be made if payment of the Participant's Vested Benefit is to commence before the Participant's Normal Retirement Date: The amount computed pursuant to Section 17.2 shall be reduced by one-half of one percent (.5%) for each month between the commencement of benefits and the Participant's Normal Retirement Date; provided that the amount computed pursuant to Section 17.2 shall be reduced by one-third of one percent (.33%) for each month in excess of 36 by which the commencement of benefits precedes the Participant's Normal Retirement Date if the Participant's combined age and Total Years of Credited Service equal at least 65, and he or she permanently ceases to be an Employee (1) because of the permanent shutdown of a single site of employment or one or more facilities or operating units within a single site of employment, or (2) in connection with a permanent reduction in force. For purposes of determining a Participant's total combined age and Total Years of Credited Service under Section 17.5(a), a partial month of age or service shall be counted as a whole month, and fractional years of age and years of Credited Service shall be taken into account. Any amount payable under this
Section 17.5 shall be reduced pursuant to Section 17.7.

     17.6 Alternate Forms of Benefit.
          --------------------------

          (a) With respect to a Participant described in Section 17.2(c), the Participant may elect to have his accruedbenefit as of January 1, 1995 paid in the form of a single sum payment calculated in accordance with Section 1.1(b).

          (b) With respect to a Participant described in Section 17.2(c) who has accrued a benefit as of January 1, 1995, the Participant may elect to have his accrued benefit paid in the form of a life and fifteen year installments certain annuity which shall have the same definition as described in Section 10.2 except each time "one-hundred twenty (120)" is used, "one-hundred eighty (180)" shall be used in lieu thereof, and each time "ten (10)" is used, "fifteen (15)" shall be used in lieu thereof.

     17.7. Benefit Offset. With respect to Participants described in Section
           --------------
17.2(b),

           a) any amount payable pursuant to Section 17.2(b)(1) as a Normal Retirement Benefit;

           b) any amount payable pursuant to Section 17.3(b)(1) as an Early Retirement Benefit (in which case the Normal Retirement Benefit used to compute an Early Retirement Benefit shall be determined without reference to the offset amount referred to in Section 17.2(b)(1)), and

           c) any amount payable pursuant to Section 17.5(b) as a Vested Benefit (if the Vested Benefit is payable on the Normal Retirement Date, it shall be treated solely for purposes of this Section 17.7 as it were subject to
Section 17.7(a), and if the Vested Benefit is payable before the Normal Retirement Date, it shall be treated solely for purposes of this Section 17.7 as it were subject to Section 17.7(b)), shall be reduced by the corresponding benefits in the corresponding form provided under the FMC Corporation Salaried Employees Pension Plan and the FMC Corporation Terminated Vested and Retired Salaried Employees' Retirement Plan (and any predecessor plans or plans spun off from such plans) that are funded pursuant to group annuity contracts or other policies or contracts issued by the Prudential Insurance Company of America (including, but not limited to, Deferred Annuity Contract (#GA-5753)) or Aetna (including, but not limited to, FMC Deferred Annuity Contract (#GA-13309)); provided, however, that with respect to the minimum benefit described in Section 17.2(e), there shall be only one reduction by the benefit offset amount.

     17.8 Certain Hires from FMC.
          ----------------------

          (a) Notwithstanding any provision of this Plan to the contrary, each Eligible Employee: 1) who becomes a Participant in this Plan, 2) whose rights are governed by this Schedule of Benefits, 3) who was employed by FMC Corporation immediately before being employed by UDLP on or before November 1, 1998 and 4) had been employed in the FMC Corporation Defense Sector before November 1, 1997, shall be credited with a Year of Credited Service under this Plan for each year of credited service credited under the FMC Corporation Salaried Employees' Pension Plan.

          (b) The portion of the Normal Retirement Benefit under this Plan attributable to the grant of Years of Credited Service under Section 17.8(a) shall be offset by the normal retirement benefit under the FMC Corporation Salaried Employees' Pension Plan attributable to such years of credited service, provided however, that the Participant shall never be entitled to less than the benefit under this Plan attributable to such Years of Credited Service.

                                 ARTICLE XVIII.

                    SCHEDULE OF BENEFITS FOR HOURLY EMPLOYEES
                    -----------------------------------------
                     OF STEEL PRODUCTS DIVISION - "ANNISTON"
                     --------------------------------------

     18.1. Eligibility and Participation. This Schedule shall be applicable to
           -----------------------------
and govern the benefits provided under the Plan to Eligible Employees covered under the Collective Bargaining Agreements between UDLP and the Glass, Molders, Pottery, Plastics and Allied Workers Union (AFL-CIO-CLC) and its Local Union No. 324, or any successor thereto relating to the Steel Products Division. For purposes of this Schedule, Eligible Employee means an Employee employed by the Affiliated Group on an hourly basis who is covered by the applicable Collective Bargaining Agreement or to whom coverage under the Plan is extended by the Company.

     Notwithstanding the foregoing, each individual who was treated as a participant in the UDLP Retirement Plan for Hourly Employees (Steel Products Division) as of the Effective Date shall become a Participant in the Plan on the Effective Date. Each Eligible Employee who does not become a Participant on the Effective Date but who is subsequently credited with one Total Year of Service shall become a Participant on the first anniversary of the first day of such Total Year of Service.

     18.2 Normal Retirement Benefit.
          -------------------------

          (a)  Normal Retirement Date. With respect to a Participant covered by
               ----------------------
this Schedule, "Normal Retirement Date" means the first day of the month coinciding with or next following that Participant's 65th birthday.

          (b)  Main Plant. With respect to a Participant covered by this
               ----------
Schedule who is employed in the Main Plant of the Steel Products Division and who retires on his Normal Retirement Date, "Normal Retirement Benefit" means an amount equal to:

                    (1) effective January 1, 1999, the rate of $19.50 per month multiplied by the number of Total Years of Credited Service;

                    (2) effective December 1, 1999, the rate of $21 per month multiplied by the number of Total Years of Credited Service;

                    (3) effective December 1, 2000, the rate of $22 per month multiplied by the number of Total Years of Credited Service; and

                    (4) effective December 1, 2001, the rate of $23 per month multiplied by the number of Total Years of Credited Service.

          (c)  Vehicle Rebuild Facility. With respect to a Participant covered
               ------------------------
by this Schedule who is employed in the Vehicle Rebuild Facility of the Steel Products Division and who retires on his Normal Retirement Date, "Normal Retirement Benefit" means an amount equal to:

                    (1) effective February 16, 1998, the rate of $15.00 multiplied by the number of Total Years of Credited Service;

                    (2) effective February 15, 1999, the rate of $16.00 multiplied by the number of Total Years of Credited Service; and

                           (3) effective February 14, 2000, the rate of $17.00 multiplied by the number of Total Years of Credited Service.

         18.3     Early Retirement Benefit.
                  ------------------------

                  (a)  Early Retirement Eligibility. With respect to a
                       ----------------------------
Participant covered by this Schedule, "Early Retirement Eligibility" means that the Participant has attained age 55 and has accrued (1) 15 Total Years of Service for Participants described in Section 18.2(c) and Participants described in Section 18.2(b) who retired effective prior to December 1, 1999, and (2) 10 Total Years of Service for Participants described in Section 18.2(b) who retire effective on and after December 1, 1999.

                  (b)  Reduction Factor. If a Participant who is eligible for an
                       ----------------
Early Retirement Benefit elects to have payment of the Early Retirement Benefit commence before his Normal Retirement Date, the amount of monthly benefit shall be reduced in accordance with (1) the second column of Appendix D for Participants described in Section 18.2(c) and Participants described in Section 18.2(b) who retired effective prior to December 1, 1999, and (2) the first column of Appendix D for Participants described in Section 18.2(b) who retire effective on and after December 1, 1999.

         18.4     Disability Retirement Benefit.
                  -----------------------------

                  (a)  Eligibility. With respect to a Participant covered by
                       -----------
this Schedule, "Disability Retirement Eligibility" means that a Participant who becomes Totally and Permanently Disabled, either mentally or physically, shall be eligible to receive a Disability Retirement Benefit, provided the following conditions exist:

                (1) Such disability is certified as Total and Permanent by a physician selected by the EBC or by the Participant and confirmed by a physician selected by the other party;

                (2) Such disability has existed for a period of at least 26 consecutive weeks; and

                (3) The Participant, on or before the expiration of the 26 week period referred to in (2), has accrued at least 10 Total Years of Credited Service. For purposes of this Schedule, "Total and Permanent Disability" shall mean disability of such nature as to prevent a Participant from engaging in any work for wage or profit for the balance of the Participant's life. Any Participant receiving a Disability Retirement Benefit as provided herein shall be subject to reexamination by a physician selected by the EBC at any reasonable time the EBC may so request and, if the Total and Permanent Disability shall no longer exist, such benefit shall cease. Failure or refusal of such Participant to submit to medical examination as requested shall be cause for cancellation of the Disability Retirement Benefit.

            (b) Disability Retirement Benefit.  The Disability Retirement
                -----------------------------
Benefit shall be determined in accordance with the Normal Retirement Benefit formula set forth above in the form of a single life annuity based upon Total Years of Credited Service accrued up to the expiration of the twenty-six (26) week period of Disability required to qualify for such benefit, and subtracting from the benefit so determined any benefits paid or payable to such Participant by way of (a) public pension payments (except Social Security and military pension payments), and (b) any disability insurance benefit payments as may be provided by any program as now or in the future made available by the Affiliated Group or placed in effect by any government authority. Lump sum payments from these sources, however, will not be deducted. A

Participant entitled to a Disability Retirement Benefit shall not have the right to elect any Alternate Form of Benefits.

         Payment of the Disability Retirement Benefit shall continue so long as the Participant shall live or until such Participant attains the age required for eligibility for the Early Retirement Benefit as specified above or for the Normal Retirement Benefit as specified above. Upon attainment of the Normal Retirement Date, such Participant shall receive a Normal Retirement Benefit as provided under this Schedule of Benefits, subject to the right to elect an Alternate Form of Benefit. Upon becoming eligible for an Early Retirement Benefit, the Participant may elect to receive an Early Retirement Benefit and to elect an Alternate Form of Benefit, but in no case shall a Participant be entitled to receive a Disability Retirement Benefit while receiving a benefit based on attainment of the age to qualify for any other benefit provided under this Plan. If a Participant entitled to a Disability Retirement Benefit dies before the commencement of a Normal Retirement Benefit or an Early Retirement Benefit, the following shall apply:

                (1) if the Participant dies on or after his 55th birthday, such Participant's surviving spouse (if any) shall be entitled to receive a survivor's benefit for life commencing as of the first day of the month next following the date of the Participant's death equal to the benefit which would have been paid to the Participant's spouse if the Participant had elected a 100% joint and survivor annuity benefit commencing as of the first day of the month next following the Participant's death; or

                (2) if the Participant dies before attaining age 55, such Participant's surviving spouse (if any) shall be entitled to receive a survivor's benefit for life determined pursuant to Section 8.1 based upon the Participant's age and Total Years of Credited Service on the date of the Participant's death equal to the benefit which would have been paid to the

Participant's spouse if the Participant had separated from service on the date of death, survived to the Participant's 55th birthday, retired with an immediate 50% joint and survivor annuity at the Participant 55th birthday, and died on the day after the day on which the Participant would have attained his 55th birthday. The Participant's spouse may elect to commence payout of benefits on the first day of the month next following the Participant's 55th birthday or as the first day of any subsequent month, but not later than the Participant's Normal Retirement Date, unless the Actuarial Equivalent of the benefit is equivalent to $5,000 or less, in which case the benefit shall be paid pursuant to Section 10.6.

         18.5  Vested Benefit. If a Participant's service terminates for any
               --------------
reason other than normal retirement, early retirement, disability retirement, or death, and the Participant has completed not less than five (5) Total Years of Vesting Service, the Participant shall be entitled to a Vested Benefit. A Vested Benefit shall be determined pursuant to Section 18.2 as in effect on the date service terminates and shall be based on the Participant's Total Years of Credited Service as of such date. Payment of a Participant's Vested Benefit shall commence on the Normal Retirement Date; provided, however, that a former Participant who attains Early Retirement Eligibility may elect in writing, not less than 90 days in advance, to have payment of the Vested Benefit commence on the first day of any month coinciding with or following attainment of Early Retirement Eligibility. If payment of a Participant's Vested Benefit commences prior to the Normal Retirement Date, the amount of the monthly benefit shall be reduced in accordance with the second column of Appendix D to reflect such earlier commencement.

                                  ARTICLE XIX.

                    SCHEDULE OF BENEFITS FOR HOURLY EMPLOYEES
                    -----------------------------------------
                 ARMAMENT SYSTEMS DIVISION (NORTHERN ORDNANCE) -
                 ----------------------------------------------
                           "NORTHERN ORDNANCE HOURLY"
                           --------------------------

         19.1  Eligibility and Participation. This Schedule shall be applicable
               ------------------------------
to and govern the benefits provided under the plan to Eligible Employees covered under the Collective Bargaining Agreements between UDLP and the International Union, United Automobile Aerospace and Agricultural Implement Workers of America, UAW in behalf of and in conjunction with its affiliated Local 683, and any successor thereto, and Armament Systems Guards Firefighters Union, Local No. 51, Affiliated with the International Guards Union of America, and any successor thereto, relating to the Armament Systems Division. For purposes of this Schedule, Eligible Employee means an Employee employed by the Affiliated Group on an hourly basis who is covered by the applicable Collective Bargaining Agreement or to whom coverage under the Plan is extended by the Company.

         Notwithstanding the foregoing, each individual who was treated as a participant in the UDLP Retirement Plan for Hourly Employees (Northern Ordnance) shall become a Participant in the Plan on the Effective Date. Each Eligible Employee who does not become a Participant on the Effective Date but who is subsequently credited with one Total Year of Service shall become a Participant on the first anniversary of the first day of such Total Year of Service.

         19.2  Normal Retirement Benefit. With respect to a Participant covered
               -------------------------
by this Schedule of Benefits, "Normal Retirement Age" means age 65 and "Normal Retirement Date" means the first day of the month coinciding with or next following that Participant's 65th birthday. A Participant may continue to be employed beyond such date and to accrue retirement benefits during such employment.

                  With respect to a Participant covered by this Schedule of Benefits who retires on his Normal Retirement Date, Normal Retirement Benefit means an amount equal to $36.00 times the number of Total Years of Credited Service for a Participant represented by UAW Local 683 who retires on or after 1 August 1998 (IGUA on or after 2 April 1999); provided, however, that the Normal Retirement Benefit described in this paragraph shall apply to distributions made on or after 1 August 1998 to a Participant who was represented by UAW Local 683 and who terminated employment for any reason on or after January 1, 1998.

         19.3     Early Retirement Benefit.
                  ------------------------

                  (a) Early Retirement Eligibility.  With respect to a
                      ----------------------------
Participant covered by this Schedule of Benefits, "Early Retirement Eligibility" means that the Participant has attained age 55 and has accrued 10 Total Years of Service.

                  (b) Reduction Factor. If a participant who is eligible for an
                      ----------------
Early Retirement Benefit elects to have payment of the Early Retirement Benefit commence before his Normal Retirement Date, the amount of monthly benefit shall be reduced as follows:

                           (1) If the Participant, at the date of his actual retirement, has accrued thirty (30) or more Total Years of Service and has attained sixty-two (62) years of age, the Normal Retirement Benefit shall not be reduced.

                           (2) If the Participant, at the date of his actual retirement, has accrued less than thirty (30) Total Years of Service and has attained sixty-two (62) years of age, the Normal Retirement Benefit shall be reduced by 1/6 of one percent for each month that the commencement of the Early Retirement Benefit precedes the Participant's Normal Retirement Date.

                    (3) If the Participant, at the date of his actual retirement, has not attained sixty-two (62) years of age, the Normal Retirement Benefit shall be reduced by 1/3 of one percent for each month that the commencement of the Early Retirement Benefit precedes the first of the month following the date on which the Participant becomes sixty-two (62) years of age and shall be further reduced by 1/6 of one percent for each month (subject to a maximum of 36 months) that the commencement of the Early Retirement Benefit precedes the Participant's Normal Retirement Date if the Participant has completed less than thirty (30) Total Years of Service at the date of his actual retirement.

         19.4  Disability Retirement Benefit.
               ------------------------------

               (a)  Eligibility With respect to a Participant covered by this
                    -----------
Schedule of Benefits, "Disability Retirement Eligibility" means that a Participant who becomes Totally and Permanently Disabled, either mentally or physically, shall be eligible to receive a Disability Retirement Benefit, provided the following conditions exist:

                    (1) Such disability is certified as Total and Permanent by a physician selected by the EBC or by the Participant and confirmed by a physician selected by the other party;

                    (2) Such disability shall have existed for a period of at least 26 consecutive weeks; and

                    (3) The Participant, on or before the expiration of the 26 week period referred to in (2), has accrued at least 10 Total Years of Credited Service.

         For purposes of this Schedule, "Total and Permanent Disability" shall mean disability of such nature as to prevent a Participant from performing and discharging the duties of any job at the Company's plant or a comparable job for another employer and that such disability is likely to be permanent. Any Participant receiving a Disability Retirement Benefit as provided herein shall be subject to reexamination by a physician selected by the EBC at any reasonable time the EBC may so request and, if the Total and Permanent Disability shall no longer exist, such benefit shall cease. Failure or refusal of such Participant to submit to medical examination as requested shall be cause for cancellation of the Disability Retirement Benefit.

               (b)  Disability Retirement Benefit. The benefits shall be 125%
                    -----------------------------
times the Normal Retirement Benefit in the form of a single life annuity in effect as described above and calculated as follows: $45.00 times the number of Total Years of Credited Service for a Participant who is represented by UAW, Local 683 and who retires on or after August 1, 1998 (IGUA on or after 2 April
1999).

     From the benefit calculated above shall be subtracted any benefits paid, or payable to such Participant by way of (a) workers' compensation payments, (b) public pension payments (except Social Security and military pension payments), and (c) any accident or health insurance benefits payments as may be provided by any program as now or in the future made available my the Company; however, any lump sum award under (a) shall not be deducted. A Participant entitled to a Disability Retirement Benefit shall not have the right to elect any Alternative Form of Benefit.

     Payment of the Disability Retirement Benefit shall continue so long as the Participant is Totally and Permanently Disabled and until such Participant attains Normal Retirement Age. Upon attainment of the Normal Retirement Age, such Participant shall receive a Normal Retirement Benefit as provided under this Schedule of Benefits, subject to the right to elect an Alternative Form of Benefit. Upon becoming eligible for an Early Retirement Benefit, such participant may elect to receive an Early Retirement Benefit as provided under this Schedule and to elect an Alternative Form of Benefit. In no case, however, shall a Participant be entitled to receive both a Disability Retirement Benefit and any other retirement benefit provided under this Plan. If a Participant entitled to a Disability Retirement Benefit dies before the commencement of a Normal Retirement Benefit or an Early Retirement Benefit:

                    (1) if the Participant dies on or after his 55th birthday such Participant's surviving spouse (if any) shall be entitled to receive a survivor's benefit for life commencing as of the first day of the month next following the date of the Participant's death equal to the benefit which would have been paid to the Participant's spouse if the Participant had elected a 100% joint and survivor annuity benefit commencing as of the first day of the month next following the Participant's death; or

                    (2) if the Participant dies before attaining age 55, then such Participant's surviving spouse (if any) shall be entitled to receive a survivor's benefit for life determined pursuant to Section 8.1 based upon the Participant's age and Total Years of Credited Service on the date of the Participant's death equal to the benefit which would have been paid to the Participant's spouse if the Participant had separated from service on the date of death, survived to the Participant's 55th birthday, retired with an immediate 50% joint and survivor annuity at the Participant 55th birthday, and died on the day after the day on which the Participant would have attained his 55th birthday. The Participant's spouse may elect to commence payout of benefits on the first day of the month next following the Participant's 55th birthday or as the first day of any subsequent month, but not later than the Participant's Normal Retirement Date, unless the Actuarial Equivalent of the benefit is equivalent to $3,500 or less, in which case the benefit shall be paid pursuant to Section 19.9.

     19.5   Vested Benefit. If a Participant's service terminates for any reason
            --------------
other than normal retirement, early retirement, disability retirement, or death, and the Participant has completed not less than five (5) Total Years of Vesting Service, the Participant shall be entitled to a Vested Benefit. A Vested Benefit shall be determined pursuant to Section 19.2 as in effect on the date service terminates and shall be based on the Participant's Total Years of Credited Service as of such date. Payment of a Participant's Vested Benefit shall commence on the Normal Retirement Date; provided, however, that a former Participant who attains Early Retirement Eligibility may elect in writing, not less than 90 days in advance, to have payment of the Vested Benefit commence on the first day of any month coinciding with or following attainment of Early Retirement Eligibility. If payment of a Participant's Vested Benefit commences prior to the Normal Retirement Date, the amount of the monthly benefit shall be reduced in accordance with Appendix E to reflect such earlier commencement.

     19.6   Pre-Retirement Survivor's Benefit - Former Participants.
            -------------------------------------------------------

            Participants who have ten (10) Total Years of Service but who are not credited with any service on or after August 23, 1984, and are not receiving benefits on that date and have not elected survivor's benefits prior to January 1, 1999 shall be entitled to survivor's benefits under Section 10.5.

     19.7   Enhanced Benefits.
            -----------------

            (a)  Definitions.  For purposes of this Section 19.7, the
                 -----------
following terms shall have the following meanings:

            "Applicable Interest Rate" shall mean the annual rate of interest on 30-year Treasury securities, determined in accordance with Code section 417(e), for the fifth month preceding the first day of the Plan Year (i.e., August). Such interest rate shall be the Applicable Interest Rate for the entire Plan Year.

               "Election Period" shall mean the period beginning on August 3, 1998 and ending September 18, 1998.

               "Eligible Participant" shall mean any Participant who has met the following requirements:

                    (1) Such Participant (A) has irrevocably elected in writing during the Election Period to be available for Layoff during the Layoff Period, and such Participant's employment has been terminated due to Layoff during such Layoff Period, or (B) has terminated employment during the Retirement Period and (I) was at Normal Retirement Age or later at the date of termination and elected the Normal Retirement Benefit or (II) qualified for and elected the Early Retirement Benefit.

                    (2) Such Participant has executed and delivered to the Company and has not revoked the Separation Agreement and Release of Claims provided to such Participant.

               "Layoff" shall mean the action by the Company as described in
               Article VI and

         Article XII, Section 5(c) of the Collective Bargaining Agreement.

               "Layoff Period" shall mean the period beginning on September 19, 1998 and ending on December 31, 1999.

               "Retirement Period" shall mean the period beginning on January 1, 1998 and ending on August 3, 1998.

               "Special Enhancement Benefit" shall mean that benefit set forth in Section 19.7(b).

               "Supplemental Annuity Benefit" shall mean that benefit set forth in Section 19.7(b)(6). Any other capitalized term shall have the meaning set forth in the Plan including any Schedules thereto.

               (b)  Special Enhanced Benefit. Eligible Participants shall be
                    ------------------------
entitled to the following benefits:


                    (1) The Normal Retirement Benefit shall be $42.00 times the Total Years of Credited Service.

                    (2) If the Eligible Participant has at least 10 Total Years of Credited Service and has attained age 62 at the time of Layoff, the reduction factor for the Early Retirement Benefit as set forth in Section 19.3(b) shall be zero.

                    (3) If the sum of an Eligible Participant's age and Total Years of Credited Service at the time of Layoff equals at least 65, and such Eligible Participant is eligible for the Early Retirement Benefit, the reduction factor as set forth in Section 19.3(b) shall be four percent (4%) per year for each year that the commencement of the benefit payment precedes the first month following the date on which the employee attains age 62, without further reduction for each year that the commencement of the benefit payment precedes the Normal Retirement Date.

                    (4) If the sum of an Eligible Participant's age and Total Years of Credited Service at the time of Layoff equals at least 65, and such Eligible Participant is not eligible for the Early Retirement Benefit but is eligible for a

               Vested Benefit as set forth in Section 19.5 of the Plan, such Eligible Participant shall be eligible for commencement of benefits at age 55 subject to those reductions set forth in
               Section 19.5, provided that the reduction factor as set forth in
               Section 19.5 shall be four percent (4%) per year for each year that the commencement of the benefit payment precedes the first month following the date on which the employee attains age 62, without further reduction for each year that the commencement of the benefit payment precedes the Normal Retirement Date.

                    (5) If the sum of an Eligible Participant's age and Total Years of Credited Service at the time of layoff does not equal at least 65, and such Eligible Participant is eligible for a Vested Benefit as set forth in Section 19.5 of the Plan, such Eligible Participant shall be eligible for commencement of benefits at age 55 subject to those reductions set forth in Section 19.5 of this Schedule, provided that the reduction factor as set forth in
               Section 19.5 of this Schedule shall be five percent (5%) per year for each year that the commencement of the benefit payment precedes the first month following the Normal Retirement Date.

                    (6) A Supplemental Annuity Benefit, payable annually, as defined in Appendix F, shall be provided.

               (c)  Forms of Distribution.
                    ---------------------

                    (1)  Single Sum and Partial Sum Distributions. In addition
                         ----------------------------------------
         to any form of benefit described in Article X and XIX, an Eligible Participant shall be entitled at the time of Layoff to make a one-time election, subject to those same election requirements set forth in Section 10.3, to receive the sum of the Eligible Participant's Normal Retirement Benefit and Supplemental Annuity Benefit as a single sum distribution, or as a partial sum distribution, in increments of $10,000, $15,000 or $25,000 (payable first from the Supplemental Annuity Benefit) with the remainder of the benefit payable in any other annuity form provided under this Schedule of Benefits. Such single sum distribution and any partial sum distribution of the Normal Retirement Benefit and the Supplemental Annuity Benefit shall be determined using the following assumptions.

                         (A)     Normal Retirement Benefit:
                                 -------------------------

                         Interest Rate: The lesser of 5.93% or the Applicable Interest Rate.

                         Mortality:  GAM 1983 unisex table

                         Deferral Period: All single sum values will be valued assuming the accrued benefit under the Plan commences at age 65.

                         (B)     Supplemental Annuity Benefit:
                                 ----------------------------

                         Interest Rate: The lesser of 5.75% or the Applicable Interest Rate.

                         Mortality:  GAM 1983 unisex table

                    (2)  Vested Benefits and Level Form of Accelerated Pension.
                         -----------------------------------------------------
         Eligible Participants qualifying for Vested Benefit as set forth in
         Section 19.5 who have elected to accelerate such pension benefit, may also elect, by making application in writing, to have the amount of the monthly pension payments to become due prior to the date upon which he or she shall first become eligible to receive federal Old Age Social Security pension payments increased so that the amount of the monthly pension payments becoming due prior to such date shall equal as nearly as may be the sum total of his or her estimated Old Age Social Security monthly pension payments when settled in full form, or the Actuarial

         Equivalent, as determined by the EBC, with the advice of the actuary, of his or her Vested Benefit when stated as a Normal Retirement Benefit.

         19.8  Additional Enhanced Benefit .
               ----------------------------

               (a) Each Eligible Participant as defined in Section 19.7 (a) on whose behalf a single sum or a partial sum distribution was made during 1998 pursuant to Section 19.7, shall be entitled effective December 23, 1999 to an additional accrual equal to the excess of:

                    (1)  the amount that would have been paid pursuant to
         Section 19.7 had a 5.40% interest assumption been used to compute the Normal Retirement Benefit under Section 19.7 (c)(1)(A), over

                    (2) the amount provided under Section 19.7 using the interest rate assumption specified in Section 19.7(c)(1)(A).

               (b) Distributions shall be made to Eligible Participants described in Section 19.8 (a) as soon as practicable after December 23, 1999 in accordance with the form of benefit options under Articles X or XIX, or in the form of a single sum payment of such additional accrued provided in this Section
19.8 calculated using a GAM 1983 unisex table mortality assumption and an interest rate assumption equal to the lesser of 5.40% or the Applicable Interest Rate as defined in Section 19.7(a).

               19.9 Small Annuities. Notwithstanding the first sentence of
                    ---------------
Section 10.6, the EBC shall pay to any Participant, Beneficiary or joint annuitant described in this Article XIX any benefit which is the Actuarial Equivalent of a lump sum payment of $3,500 or less in a lump sum. The remaining provisions of Section 10.6 shall apply to such Participant, Beneficiary, or joint annuitant.

                                   ARTICLE XX.

                   SCHEDULE OF BENEFITS FOR CERTAIN EMPLOYEES
                   ------------------------------------------
                          OF ARMAMENT SYSTEMS DIVISION
                          ----------------------------
              (NORTHERN ORDNANCE PRE-MAY 2, 1969 PLAN) - "NORTHERN
              ----------------------------------------------------
                               ORDNANCE CERTAIN"
                               -----------------

See Appendix G for the Participants, Beneficiaries and benefits under this
Article XX.

                                   ARTICLE XXI

                SCHEDULE OF BENEFITS FOR HOURLY EMPLOYEES OF THE
                -------------------------------------------------
                    ARMAMENT SYSTEMS DIVISION - "LOUISVILLE"
                    ----------------------------------------

     21.1. Eligibility and Participation. This Schedule shall be applicable to
           -----------------------------
and govern the benefits provided under the Plan to Eligible Employees covered under the Collective Bargaining Agreements between UDLP and the International Association of Machinists and Aerospace Workers (AFL-CIO) and its Local Lodge 830 relating to the Armament Systems Division. For purposes of this Schedule, Eligible Employee means an Employee employed by the Affiliated Group on an hourly basis who is covered by the applicable Collective Bargaining Agreement or to whom coverage under the Plan is extended by the Company.

     Notwithstanding the foregoing, each individual who was treated as a participant in the UDLP Retirement Plan for Hourly Employees (Armament Systems Division) as of the Effective Date shall become a Participant in the Plan on the Effective Date. Each Eligible Employee who does not become a Participant on the Effective Date but who is subsequently credited with one Total Year of Service shall become a Participant on the first anniversary of the first day of such Total Year of Service.

     21.2  Normal Retirement Benefit. With respect to a Participant covered by
           -------------------------
this Schedule, "Normal Retirement Date" means the first day of the month coinciding with or next following that Participant's 65th birthday.

     With respect to a Participant covered by this Schedule who retires on his Normal Retirement Date, "Normal Retirement Benefit" means an amount equal to:

                (a) effective September 1, 1998, the rate of $32 per month multiplied by the number of Total Years of Credited Service;

                     (b) effective September 1, 1999, the rate of $33 per month multiplied by the number of Total Years of Credited Service;

                     (c) effective September 1, 2000, the rate of $34 per month multiplied by the number of Total Years of Credited Service;

                     (d) effective September 1, 2001, the rate of $35 per month multiplied by the number of Total Years of Credited Service; and

                     (e) effective September 1, 2002, the rate of $36 per month multiplied by the number of Total Year of Credited Service.

     21.3    Early Retirement Benefit.
             ------------------------

             (a)  Early Retirement Eligibility. With respect to a Participant
                  ----------------------------
covered by this Schedule, "Early Retirement Eligibility" means that the Participant has attained age 55 and has accrued 10 Total Years of Service. For purposes of this Section 21.3(a), Total Years of Service shall include all years of continuous employment with the Naval Ordnance System, Louisville ("NOSL") for Employees who became Participants on August 19, 1996 and who terminated their employment with NOSL on August 16, 1996.

             (b)  Reduction Factor. If a participant who is eligible for an
                  ----------------
Early Retirement Benefit elects to have payment of the Early Retirement Benefit commence before his Normal Retirement Date, the amount of monthly benefit shall be reduced as follows:

             1) If the Participant, at the date of his actual retirement, has accrued thirty (30) or more Total Years of Service and has attained sixty-two (62) years of age, the Normal Retirement Benefit shall not be reduced.

             2) If the Participant, at the date of his actual retirement, has accrued less than thirty (30) Total Years of Service and has attained sixty-two (62) years of age, the Normal Retirement Benefit shall be reduced by 1/6 of one percent for each month that the commencement of the Early Retirement Benefit precedes the Participant's Normal Retirement Date.

                  3) If the Participant, at the date of his actual retirement, has accrued less than thirty (30) Total Years of Service and has not attained sixty-two (62) years of age, the Normal Retirement Benefit shall be reduced by 1/3 of one percent for each month that the commencement of the Early Retirement Benefit precedes the first of the month following the date on which the Participant becomes sixty-two (62) years of age and shall be further reduced by 1/6 of one percent for each month (subject to a maximum of 36 months) that the commencement of the Early Retirement Benefit precedes the Participant's Normal Retirement Date.

         21.4     Disability Retirement Benefit.
                  -----------------------------

                  (a)   Eligibility. With respect to a Participant covered by
                        -----------
this Schedule, "Disability Retirement Eligibility" means that a Participant who becomes Totally and Permanently Disabled, either mentally or physically, shall be eligible to receive a Disability Retirement Benefit, provided the following conditions exist:

                        (1) Such disability is certified as Total and Permanent by a physician selected by the EBC or by the Participant and confirmed by a physician selected by the other party;

                        (2) Such disability has existed for a period of at least 26 consecutive weeks; and

                (3) The Participant, on or before the expiration of the 26 week period referred to in (2), has accrued at least 15 Total Years of Credited Service.

For purposes of this Schedule, "Total and Permanent Disability" shall mean disability of such nature as to prevent a Participant from engaging in any work for wage or profit for the balance of the Participant's life. Any Participant receiving a Disability Retirement Benefit as provided herein shall be subject to reexamination by a physician selected by the EBC at any reasonable time the EBC may so request and, if the Total and Permanent Disability shall no longer exist, such benefit shall cease. Failure or refusal of such Participant to submit to medical examination as requested shall be cause for cancellation of the Disability Retirement Benefit.

        (b)     Disability Retirement Benefit. The benefits shall be determined
                -----------------------------
in accordance with the Normal Retirement Benefit formula set forth above in the form of a single life annuity based upon Total Years of Credited Service accrued up to the expiration of the twenty-six (26) week period of Disability required to qualify for such benefit, and subtracting from the benefit so determined any benefits paid or payable to such Participant by way of (1) worker's compensation payments, (2) public pension payments (except Social Security and military pension payments), and (3) any disability insurance benefit payments as may be provided by any program as now or in the future made available by the Affiliated Group or placed in effect by any government authority. Lump sum payments from these sources, however, will not be deducted. A Participant entitled to a Disability Retirement Benefit shall not have the right to elect any Alternative Form of Benefit.

     Payment of the Disability Retirement Benefit shall continue so long as the Participant shall live or until such Participant attains the age required for eligibility for the Early Retirement Benefit as specified above or for the Normal Retirement Benefit as specified above. Upon attainment of the Normal Retirement Date, such Participant shall receive a Normal Retirement Benefit as provided under this Schedule of Benefits subject to the right to elect an Alternate Form of Benefit. Upon becoming eligible for an Early Retirement Benefit, the Participant may elect to receive an Early Retirement Benefit and to elect an Alternative Form of Benefit but in no case shall a Participant be entitled to receive a Disability Retirement Benefit while receiving a benefit based on attainment of the age to qualify for other benefits under this Plan. If a Participant entitled to a Disability Retirement Benefit dies before the commencement of a Normal Retirement Benefit or an Early Retirement Benefit:

               (1) if the Participant dies on or after his 55th birthday such Participant's surviving spouse (if any) shall be entitled to receive a survivor's benefit for life commencing as of the first day of the month next following the date of the Participant's death equal to the benefit which would have been paid to the Participant's spouse if the Participant had elected a 100% joint and survivor annuity benefit commencing as of the first day of the month next following the Participant's death; or

               (2) if the Participant dies before attaining age 55, then such Participant's surviving spouse (if any) shall be entitled to receive a survivor's benefit for life determined pursuant to Section 8.1 based upon the Participant's age and Total Years of Credited Service on the date of the Participant's death equal to the benefit which would have been paid to the Participant's spouse if the Participant had separated from service on the date of death, survived to the Participant's 55th birthday, retired with an immediate 50% joint and survivor annuity at the Participant 55th birthday, and died on the day after the day on which the Participant would have attained his 55th birthday. The Participant's spouse may elect to commence payout of benefits on the first day of the month next following the Participant's 55th birthday or as the first day of any subsequent month, but not later than the Participant's Normal Retirement Date, unless the Actuarial Equivalent of the benefit is equivalent to $5,000 or less, in which case the benefit shall be paid pursuant to Section 10.6.

     21.5  Vested Benefit. If a Participant's service terminates for any reason
           --------------
other than normal retirement, early retirement, disability retirement, or death, and the Participant has completed not less than five (5) Total Years of Vesting Service, the Participant shall be entitled to a Vested Benefit. For purposes of this Section 21.5, Total Years of Vesting Service shall include all years of continuous employment with the Naval Ordnance System, Louisville ("NOSL") for Employees who became Participants on August 19, 1996 and who terminated their employment with NOSL on August 16, 1996. A Vested Benefit shall be determined pursuant to Section 21.2 as in effect on the date service terminates and shall be based on the Participant's Total Years of Credited Service as of such date. Payment of a Participant's Vested Benefit shall commence on the Normal Retirement Date; provided, however, that a former Participant who attains Early Retirement Eligibility may elect in writing, not less than 90 days in advance, to have payment of the Vested Benefit commence on the first day of any month coinciding with or following attainment of Early Retirement Eligibility. If payment of a Participant's Vested Benefit commences prior to the Normal Retirement Date, the amount of the monthly benefit shall be reduced in accordance with Appendix H to reflect such earlier commencement.

                                  ARTICLE XXII.

              SCHEDULE OF BENEFITS FOR HOURLY EMPLOYEES OF SAN JOSE
              -----------------------------------------------------
                                  - "SAN JOSE"
                                  ------------

     22.1  Eligibility and Participation. This Schedule and other provisions of
           -----------------------------
the Plan shall be applicable to and govern the benefits provided under the plan to Eligible Employees covered under the Collective Bargaining Agreements between UDLP and the District Lodge No. 93 of the International Association of Machinists and Aerospace Workers, or any successor thereto relating to the UDLP facility in San Jose effective as of September 1, 1999. For purposes of this Schedule, Eligible Employee means an Employee employed by the Affiliated Group on an hourly basis who is covered by the applicable Collective Bargaining Agreement or to whom coverage under the Plan is extended by the Company.

     Notwithstanding the foregoing, each individual who was treated as a participant in the UDLP Pension Plan for Hourly Employees of San Jose as of the Effective Date shall become a Participant in the Plan on the Effective Date. Each Eligible Employee who does not become a Participant on the Effective Date but who is subsequently credited with one Total Year of Service shall become a Participant on the first anniversary of the first day of such Total Year of Service.

     22.2  Normal Retirement Benefit. With respect to a Participant covered by
           -------------------------
this Schedule, "Normal Retirement Date" means the first day of the month coinciding with or next following the participant's 65th birthday.

           With respect to a Participant covered by this Schedule of Benefits who retires on his Normal Retirement Date, Normal Retirement Benefit means an amount equal to:

         (a) For International Association of Machinists and Aerospace Workers, the product of the number of Total Years of Credited Service and the pension rate effective as follows:

      Normal Retirement                        Pension Rate
      -----------------                        ------------

            4/1/98           $36 per month per Total Years of Credited Service
            4/1/00           $38 per month per Total Years of Credited Service
            4/1/01           $40 per month per Total Years of Credited Service


         (b) For Teamsters Automotive Workers Union, the product of the number of Total Years of Credited Service and the pension rate effective as follows:

      Normal Retirement                        Pension Rate
      -----------------                        ------------

            6/1/98           $36 per month per Total Years of Credit Service


         (c) As a result of 1997 Effects Bargaining, the above schedules are changed. The $36.00 per month times Total Years of Credited Service benefit level will become effective April 1, 1997 through March 31, 1999. This applies to employees represented by the International Association of Machinists and Aerospace Workers and employees represented by the Teamsters Automotive Workers Union.

     22.3  Early Retirement Benefit
           ------------------------

           (a)  Early Retirement Benefit: With respect to a Participant covered
                ------------------------
by this Schedule of Benefits, "Early Retirement Eligibility" means that the Participant has attained age 55 and has completed 10 Total Years of Service.

           (b)  Reduction Factor: If a Participant who is eligible for an Early
                ----------------
Retirement Benefit elects to have payment of the Early Retirement Benefit commence prior to the Normal Retirement Date, the amount of the monthly benefit shall be:

                (1) If the Participant has attained age 55 but not yet age 62, the amount of the monthly benefit shall be reduced by a percentage equal to the product of (A) one-third of one percent (.333%) and (B) the number of months between the elected annuity commencement date and the last day of the month in which the Participant attains age 62.

                (2) Unreduced for a Participant who elects to retire on the first day of the month coinciding with or next following the month in which that Participant attained age 62.

     22.4  Disability Retirement Benefit.
           -----------------------------

           (a)  Eligibility: With respect to a Participant covered by this
                -----------
Schedule of Benefits, "Disability Retirement Eligibility" means that a Participant who becomes Totally and Permanently Disabled, either mentally or physically, shall be eligible to receive a Disability Retirement Benefit, provided the following conditions exist:

                (1) Such Disability is certified as Total and Permanent by a physician selected by the EBC or by the Participant and confirmed by a physician selected by the other party;

                (2) Such Disability shall have existed for a period of at least 26 consecutive weeks, and

                (3) The Participant, on or before the expiration of the 26 week period referred to in (2), has accrued at least 15 Total Years of Credited Service.

         "Total and Permanent Disability" shall mean disability of such nature as to prevent a Participant from engaging in any work for wage or profit for the balance of the Participant's life. Any Participant receiving a Disability Retirement Benefit as provided herein shall be subject to re-examination by a physician selected by the Company at any reasonable time the Company may so request and, if the Total and Permanent Disability shall no longer exist, such Participant's right to continuance of the Disability Retirement Benefit shall cease. Failure or refusal of such Participant to submit to medical examination as requested shall be cause for cancellation of the Disability Retirement Benefit.

         (b)  Disability Retirement Benefit:. The benefits shall be determined
              -----------------------------
in accordance with the Normal Retirement formula as set forth in this Schedule of Benefits in the form of a single life annuity based upon Total Years of Credited Service accrued up to the expiration of the twenty-six (26) week period specified in Section 22.4(a)(2), and subtracting from the benefit so determined any benefits paid or payable to such Participant by way of (1) worker's compensation payments, (2) public pension payments (except Social Security and military pension payments), and (3) any disability insurance benefit payments as may be provided by any program as now or in the future made available by the Company or placed in effect by any government authority for the benefit of employees; however, any lump sum award under (1) or (3) above shall not be reduced. A Participant entitled to a Disability Retirement Benefit shall not have the right to elect any Alternative Form of Benefit.

     Payment of the Disability Retirement Benefit shall continue so long as the Participant lives and is Totally and Permanently Disabled until such Participant attains the age required for eligibility for Early Retirement under Section 22.3 or for Normal Retirement as specified in Section 22.2. Upon attainment of the Normal Retirement Date, such Participant shall receive a Normal Retirement Benefit as provided under this Schedule of Benefits, subject to the right to elect an Alternate Form of Benefit. Upon becoming eligible for an Early Retirement Benefit, the Participant may elect to receive an Early Retirement Benefit and to elect an Alternative Form of Benefit, but in no case shall a Participant be entitled to receive a Disability Retirement Benefit while receiving a benefit based on attainment of the age to qualify for other benefits of this Plan. If a Participant entitled to a Disability Retirement Benefit dies before the commencement of a Normal Retirement Benefit or an Early Retirement
Benefit:

          (1) if the Participant dies on or after his 55th birthday such Participant's surviving spouse (if any) shall be entitled to receive a survivor's benefit for life commencing as of the first day of the month next following the date of the Participant's death equal to the benefit which would have been paid to the Participant's spouse if the Participant had elected a 100% joint and survivor annuity benefit commencing as of the first day of the month next following the Participant's death; or

          (2) if the Participant dies before attaining age 55, then such Participant's surviving spouse (if any) shall be entitled to receive a survivor's benefit for life determined pursuant to Section 8.1 based upon the Participant's age and Total Years of Credited Service on the date of the Participant's death equal to the benefit which would have been paid to the Participant's spouse if the Participant had separated from service on the date of death, survived to the Participant's 55th birthday, retired with an immediate 50% joint and survivor annuity at the Participant 55th birthday, and died on the day after the day on which the Participant would have attained his 55th birthday. The Participant's spouse may elect to commence payout of benefits on the first day of the month next following the Participant's 55th birthday or as the first day of any subsequent month, but not later than the Participant's Normal Retirement Date, unless the Actuarial Equivalent of the benefit is equivalent to $5,000 or less, in which case the benefit shall be paid pursuant to Section 10.6.

     22.5 Vested Benefit. If a Participant's service terminates for any reason
          --------------
other than normal retirement, early retirement, disability retirement, or death, and the Participant has completed not less than five (5) Total Years of Vesting Service, the Participant shall be entitled to a Vested Benefit. A Vested Benefit shall be determined pursuant to Section 22.2 as in effect on the date service terminates and shall be based on the Participant's Total Years of Credited Service as of such date. Payment of a Participant's Vested Benefit shall commence on the Normal Retirement Date; provided, however, that a former Participant who attains Early Retirement Eligibility may elect in writing, not less than 90 days in advance, to have payment of the Vested Benefit commence on the first day of any month coinciding with or following attainment of Early Retirement Eligibility. If payment of a Participant's Vested Benefit commences prior to the Normal Retirement Date, the amount of the monthly benefit shall be reduced in accordance with Appendix I to reflect such earlier commencement.

     22.6 Forms of Benefit for Married Participants. For those married
          -----------------------------------------
Participants who retire effective April 1, 1990 or later, the Normal Form of Benefit shall be a joint and survivor annuity under Section 1.20 with the additional right that, if such Participant's spouse should die before the Participant, such Participant's pension shall be increased to the level it would have been had not the reduction for the Actuarial Equivalent of the Participant's Normal Retirement

Benefit been made. Alternatively, a married Participant may elect a joint and survivor annuity described in Section 10.2(b) with the same "pop up" feature. This "pop-up" payment will begin with the first payment following notification of the spouse's death. If a "pop-up" payment begins, the Participant will not thereafter be entitled to elect a different form of benefit or designate another joint annuitant.

If the Participant is not married at the time of the former spouse's death, no "pop-up" benefit is payable under this provision.

          22.7   Enhanced Benefits.
                 -----------------

          (a)    Definitions:. For purposes of this subsection 22.7, the
                 -----------
     following terms shall have the following meanings:

          "Applicable Interest Rate" shall mean the annual rate of interest on 30-year Treasury securities for the fifth month preceding the first day of the Plan Year (i.e., a lookback month of the fifth full calendar month preceding the first day of the stability period) as permitted by Internal Revenue Code section 417(e) and the regulations thereunder). Such interest rate shall be the Applicable Interest Rate for the entire Plan Year. Thus, for Plan Year 1999, the Applicable Interest Rate shall equal 5.54%.

          "Election Period" shall mean the period beginning on April 15, 1999 and ending May 31, 1999.

          "Eligible Participant" shall mean any Participant covered by the collective bargaining agreement entered into during 1999 between the Company and District Lodge No. 93 of the International Association of Machinists and Aerospace Workers, who has met the following requirements:

               (1) Such Participant (a) is eligible for early retirement under
      Section 22.3 as of March 31, 2000, (b) has irrevocably elected in writing during the Election Period to be available for termination of employment during the Termination Period, and (c) such Participant's employment has been terminated by the Company during such Termination Period.

               (2) Such Participant has executed and delivered to the Company and has not revoked the Separation Agreement and Release of Claims provided to such Participant.

          "Special Enhancement Benefit" shall mean that benefit set forth in
      Section 22.7(b).

          "Supplemental Annuity Benefit" shall mean that benefit set forth in
      Section 22.7(b)(2).

          "Termination Period" shall mean the period beginning on June 1, 1999 and ending on March 31, 2000. Any other capitalized item shall have the meaning set forth in the Plan including any Schedules thereto.

          (b)  Special Enhanced Benefit. Eligible Participants shall be entitled
               ------------------------
      to the following benefits which shall be distributed on the first day of the month following the date on which the Eligible Participant's employment has been terminated by the Company during the Termination
      Period:

          (1) The Normal Retirement Benefit set forth in Section 22.2, shall be increased to $45.00 per month per Total Years of Credited Service.

               (2) A Supplemental Annuity Benefit, as provided in Appendix J shall be provided.

          (c)  Forms of Benefit Distribution.
               -----------------------------

               (1) Single Sum and Partial Sum Distributions. In addition to any
                   ----------------------------------------
     form of benefit described in Articles X and XXII, an Eligible Participant shall be entitled at the time of termination of employment to make a one-time election, subject to those same election requirements set forth in
     Section 10.3 and are applied to a married Participant's selection of a life annuity form of benefit as well as any other election requirements of the Internal Revenue Code, to receive the sum of the Eligible Participant's Normal Retirement Benefit and Supplemental Annuity Benefit as a single sum distribution, or as a partial sum distribution, in increments of $12,000 or $24,000 with the remainder of the benefit payable in any other annuity form provided under the Plan. Such single sum distribution and any partial sum distribution of the Normal Retirement Benefit and the Supplemental Annuity Benefit shall be determined using the following assumptions:

                   (A)  Normal Retirement Benefit:
                        -------------------------

               Interest Rate:  The Applicable Interest Rate.

               Mortality:  GAM 1983 unisex (GATT) mortality factors

               Deferral Period: All single sum values will be valued assuming the accrued benefit under the Plan commences at age 65

                   (B)  Supplemental Annuity Benefit.
                        ----------------------------

               Interest Rate: The Applicable Interest Rate.

               Mortality: GAM 1983 unisex (GATT) mortality factors.

     Minimum Single Sum Distribution: In no event will the single sum distribution be less than $12,000.

                                 ARTICLE XXIII.

                    SCHEDULE OF MEDICAL AND RELATED BENEFITS
                    ----------------------------------------

     23.1 Purpose; Use of Terms. The purpose of this Schedule of Benefits is to
          ---------------------
set forth the medical and related benefits provided to certain retired Employees, their spouses and dependents under the Plan. This Supplement forms a part of the Plan and, except where the context indicates to the contrary, terms used and defined in the Plan shall have the same respective meanings for purposes of this Supplement.

     23.2 Medical and Related Benefits. The Company and other members of the
          ----------------------------
Affiliated Group have maintained for the benefit of certain retired Employees, their spouses and dependents ("beneficiaries") certain welfare benefit plans ("medical plans") providing medical and related benefits ("medical benefits"). Such medical plans in general provide for the sharing of the cost thereof by the Company and the beneficiaries. In accordance with the provisions of section 401(h) of the Code, effective as of January 1, 1985, medical benefits under such medical plans, the costs of which would otherwise be considered to be borne by the Company and other members of the Affiliated Group ("Plan-provided benefits"), shall be provided through this Plan for the benefit of the beneficiaries. All other medical benefits under such medical plans shall continue to be provided under the medical plans for the benefit of the beneficiaries. The medical plans and groups of covered retired Employees (and their spouses and dependents) whose Plan-provided medical benefits are described herein and provided hereunder are as follows:

UDLP Retiree Benefit Plan 602                The covered group is salaried
                                             retirees, spouses and eligible
                                             dependents covered by various
                                             medical plans.

     23.3 Funding of Benefits. Subject to the right reserved to the Company to
          -------------------
amend or terminate the Plan-provided medical benefits under this Schedule (which would result in the benefit obligations again becoming obligations under the medical plans), the Company expects and intends to make actuarially determined contributions under the Plan from time to time to fund the Plan-Provided benefits hereunder. A separate account shall be established and maintained under the Trust Fund out of which the Trustee shall provide the Plan-provided medical benefits for beneficiaries. The amounts contributed by the Company and credited to such separate account hereunder to provide such benefits shall not at any time exceed 25 percent of the aggregate contributions made by the Company under the Plan or the amount necessary to fully fund Plan-provided medical benefits under this Schedule. To the extent the cost of any Plan-provided medical benefit is borne directly by the Company, such cost shall be considered a contribution to the Plan by the Company to fund Plan-provided medical benefits under this Schedule, except to the extent such amounts are considered interest-free loans by the Company to the Plan in accordance with Prohibited Transaction Class Exemption 80-26. As of each date as of which the full funding limitation under section 412(c)(7) of the Code applies with respect to the Plan and prevents a Company contribution to the Plan (excluding this Schedule) for a Plan Year, an amount of assets as of such date up to the amount of Plan assets in excess of the amount of Plan assets necessary for the full funding limitation to apply may at the direction of the Company be transferred to the separate account established hereunder to provide Plan-provided medical benefits under this Schedule to the extent the benefits under this Schedule are not fully funded and the total amounts which have been credited to the separate account do not exceed 25 percent of the aggregate contributions made by the Company under the Plan. For this purpose, determinations as to whether the full funding limitation applies shall be made in accordance with the actuarial methods, factors and assumptions used by the Plan. Any forfeitures of benefits under this Schedule shall reduce future Company contributions and any amounts remaining in the separate account upon the termination of this Schedule and provision of all benefits hereunder shall be returned to the Company.

     23.4  Five Percent Owners Excluded.  Notwithstanding any other provisions
           ----------------------------
of this Supplement, no medical benefits shall be provided hereunder on behalf of a five percent owner within the meaning of section 416(i)l(B)(i) of the Code.

                                   Appendix A

                              (See Section 10.2(e))

           Conversion Factors for Social Security Level Income Option

            Level Income option to age 62 (Life Annuity Normal Form)
  Multiply expected PIA at 62 by factor below to get benefit decrease after 62 Benefit before 62 equals this decreased benefit plus PIA payment at beginning of month.

  Age     months
 years       0         1         2         3         4        5         6         7         8         9         10        11
   55        0.4291    0.4254    0.4218    0.4181   0.4144    0.4108    0.4071    0.4034    0.3998    0.3961    0.3924    0.3888
   56        0.3851    0.3811    0.3770    0.3730   0.3689    0.3649    0.3608    0.3568    0.3527    0.3487    0.3446    0.3406
   57        0.3365    0.3320    0.3276    0.3231   0.3186    0.3141    0.3097    0.3052    0.3007    0.2962    0.2918    0.2873
   58        0.2828    0.2778    0.2729    0.2679   0.2629    0.2580    0.2530    0.2480    0.2431    0.2381    0.2331    0.2282
   59        0.2232    0.2177    0.2122    0.2066   0.2011    0.1956    0.1901    0.1845    0.1790    0.1735    0.1680    0.1624
   60        0.1569    0.1507    0.1466    0.1384   0.1322    0.1261    0.1199    0.1137    0.1076    0.1014    0.0952    0.0891
   61        0.0829    0.0760    0.0691    0.0622   0.0553    0.0484    0.0415    0.0345    0.0276    0.0207    0.0138    0.0069

                                   Appendix B

                              (See Section 17.2(e))

Effective as of January 1 of each year specified in the table below if the named Participant has not retired (early or normal) or otherwise incurred a termination of employment prior to such date, the annual minimum Normal Retirement Benefit for each Participant listed in the table below shall be the gross amount specified in the table below reduced by the amount of those benefits, if any, provided under the FMC Corporation Salaried Employees' Pension Plan (or its predecessor plan that was terminated) that are funded pursuant to group annuity contracts or other policies or contracts issued by The Prudential Insurance Company of America or Aetna (including, but not limited to, FMC Deferred Annuity Contract #GA-13309).

                                                           Gross Amount
                                                           ------------

                Social Security             1999               2000                   2001
                ---------------             ----               ----                   ----
                    Number
                    ------
                 ###-##-####           $   70,834.70      $   75,677.76         $   81,336.78
                 ###-##-####           $   40,231.80      $   44,367.54         $   49,259.53
                 ###-##-####           $   54,295.97      $   60,345.61         $   67,431.44
                 ###-##-####           $   78,960.99      $   83,558.77         $   89,458.53
                 ###-##-####           $   78,441.05      $   83,093.24         $   89,034.18
                 ###-##-####           $  117,075.53      $  122,297.37         $  129,330.43
                 ###-##-####           $   86,652.92      $   95,331.60         $  101,636.64
                 ###-##-####           $   67,710.65      $   72,127.79         $   77,687.98
                 ###-##-####           $   64,022.23      $   68,400.01         $   73,870.92
                 ###-##-####           $   93,319.20      $   98,147.31         $  104,472.00

                                   Appendix C

                            (See Section 17.3(b)(2))


                                    Reduction
                          Age         Factor
                          55          0.4720
                          56          0.5320
                          57          0.5920
                          58          0.6520
                          59          0.7120
                          60          0.7720
                          61          0.8320
                          62          0.8920
                          63          0.9280
                          64          0.9640
                          65          1.0000

                                   Appendix D

                         (See Sections 18.3(b) and 18.5)

                                                      Retirement
                                                        from
                                                      Terminated
                             Retirement             Vested Status
                             from Active            and Certain
                   Age         Status             Active Statuses
                   55          0.5000                 0.4342
                   56          0.5500                 0.4673
                   57          0.6000                 0.5038
                   58          0.6500                 0.5443
                   59          0.7000                 0.5892
                   60          0.7500                 0.6393
                   61          0.8000                 0.6952
                   62          0.8500                 0.7581
                   63          0.9000                 0.8289
                   64          0.9500                 0.9090
                   65          1.0000                 1.0000



If the pension benefit begins in a month after an age shown in this Appendix D and before the next higher age, the percentage of pension benefit will be greater than the percentage shown using straight line pro-ration between ages.

                                   Appendix E

                               (See Section 19.5)


                                         Retirement
                                           from
                                         Terminated
                             Age       Vested Status
                             55           0.5000
                             56           0.5500
                             57           0.6000
                             58           0.6500
                             59           0.7000
                             60           0.7500
                             61           0.8000
                             62           0.8500
                             63           0.9000
                             64           0.9500
                             65           1.0000

                                   Appendix F

                             (See Section 19.7(b)(6)

                 Supplemental Annuity Benefit - Payable Annually

------------------------------------------------------------------------------------------------------------------------------------
Age at       Immediate Lump Sum*     Immediate                                              Age at Commencement
------------------------------------------------------------------------------------------------------------------------------------
Termination  1998       1999          Annuity  55         56         57         58       59           60        61         62
------------------------------------------------------------------------------------------------------------------------------------
25           15,000     16,514        890.01   6,293.37   6,790.54   7,336.12  7,936.11  8,597.49     9,328.36  10,138.14  11,037.89
26           15,000     16,482        892.97   5,949.05   6,419.02   6,934.74  7,501.91  8,127.10     8,817.98   9,583.47  10,433.98
27           15,000     16,449        896.11   5,623.45   6,067.70   6,555.20  7,091.32  7,682.30     8,335.37   9,058.95   9,862.92
28           15,000     16,416        899.43   5,315.57   5,735.49   6,196.30  6,703.07  7,261.69     7,879.01   8,562.98   9,322.93
29           15,000     16,384        902.95   5,024.42   5,421.35   5,856.92  6,335.93  6,863.96     7,447.46   8,093.97   8,812.30

30           15,000     16,351        906.68   4,749.11   5,124.29   5,535.99  5,988.75  6,487.85     7,039.37   7,650.46   8,329.42
31           15,000     16,319        910.64   4,488.75   4,843.36   5,232.50  5,660.44  6,132.17     6,653.46   7,231.05   7,872.79
32           15,000     16,286        914.83   4,242.55   4,577.71   4,945.49  5,349.97  5,795.82     6,288.52   6,834.42   7,440.97
33           15,000     16,254        919.28   4,009.71   4,326.48   4,674.08  5,056.35  5,477.74     5,943.40   6,459.34   7,032.60
34           15,000     16,222        924.00   3,789.51   4,088.88   4,417.39  4,778.68  5,176.92     5,617.01   6,104.62   6,646.39

35           15,000     16,189        929.01   3,581.26   3,864.18   4,174.64  4,516.07  4,892.43     5,308.33   5,769.14   6,281.15
36           15,000     16,157        934.31   3,384.27   3,651.63   3,945.01  4,267.66  4,623.32     5,016.35   5,451.81   5,935.65
37           15,000     16,125        939.96   3,198.01   3,450.65   3,727.88  4,032.77  4,368.86     4,740.25   5,151.75   5,608.96
38           15,000     16,093        945.97   3,021.85   3,260.58   3,522.54  3,810.64  4,128.21     4,479.14   4,867.97   5,300.00
39           15,000     16,061        952.35   2,855.24   3,080.80   3,328.32  3,600.53  3,900.60     4,232.18   4,599.57   5,007.78

40           15,000     16,029        959.14   2,697.63   2,910.75   3,144.61  3,401.79  3,685.29     3,998.57   4,345.69   4,731.36
41           15,000     15,997        966.35   2,548.53   2,749.86   2,970.79  3,213.76  3,481.59     3,777.56   4,105.49   4,469.84
42           15,000     15,966        974.01   2,407.44   2,597.63   2,806.33  3,035.85  3,288.85     3,568.44   3,878.21   4,222.40
43           15,000     15,934        982.14   2,273.92   2,453.56   2,650.69  2,867.48  3,106.45     3,370.52   3,663.12   3,988.21
44           15,000     15,902        990.77   2,147.53   2,317.19   2,503.36  2,708.10  2,933.78     3,183.18   3,459.51   3,766.54

45           15,000     15,871        999.93   2,027.87   2,188.07   2,363.87  2,557.20  2,770.31     3,005.81   3,266.75   3,556.66
46           15,000     15,839      1,009.63   1,914.55   2,065.80   2,231.77  2,414.30  2,615.50     2,837.84   3,084.19   3,357.91
47           15,000     15,808      1,019.90   1,807.20   1,949.97   2,106.63  2,278.93  2,468.85     2,678.72   2,911.26   3,169.63
48           15,000     15,776      1,030.78   1,705.49   1,840.23   1,988.08  2,150.67  2,329.91     2,527.97   2,747.42   2,991.25
49           15,000     15,745      1,042.31   1,609.13   1,736.25   1,875.75  2,029.15  2,198.26     2,385.13   2,592.19   2,822.24

50           15,000     15,714      1,054.54   1,517.82   1,637.72   1,769.30  1,914.01  2,073.52     2,249.79   2,445.09   2,662.09
51           15,000     15,682      1,067.51   1,431.30   1,544.37   1,668.45  1,804.91  1,955.33     2,121.55   2,305.72   2,510.35
52           15,000     15,651      1,081.32   1,349.34   1,455.93   1,572.91  1,701.55  1,843.35     2,000.06   2,173.68   2,366.59
53           15,000     15,620      1,096.02   1,271.69   1,372.16   1,482.40  1,603.64  1,737.28     1,884.97   2,048.60   2,230.41
54           15,000     15,589      1,111.71   1,198.15   1,292.80   1,396.67  1,510.89  1,636.81     1,775.95   1,930.12   2,101.42

55           15,000     15,558      1,128.48   1,128.48   1,217.63   1,315.46  1,423.05  1,541.64     1,672.69   1,817.90   1,979.23
56           15,000     15,527      1,146.43   1,146.43   1,146.43   1,238.54  1,339.84  1,451.49     1,574.89   1,711.60   1,863.50
57           15,000     15,497      1,165.68   1,165.68   1,165.68   1,165.68  1,261.02  1,366.11     1,482.24   1,610.91   1,753.88
58           15,000     15,466      1,186.34   1,186.34   1,186.34   1,186.34  1,186.34  1,285.21     1,394.47   1,515.52   1,650.02
59           15,000     15,435      1,208.55   1,208.55   1,208.55   1,208.55  1,208.55  1,208.55     1,311.29   1,425.12   1,551.60

---------------------------------------------------
Age at
---------------------------------------------------
Termination         63         64          65
---------------------------------------------------
25             12,040.56  13,161.42   14,418.56
26             11,381.79  12,441.33   13,629.69
27             10,758.86  11,760.41   12,883.73
28             10,169.81  11,116.53   12,178.35
29              9,612.79  10,507.66   11,511.32

30              9,086.06   9,931.89   10,880.55
31              8,587.94   9,387.40   10,284.06
32              8,116.89   8,872.50    9,719.98
33              7,671.43   8,385.57    9,186.53
34              7,250.14   7,925.06    8,682.04

35              6,851.72   7,489.55    8,204.93
36              6,474.84   7,077.58    7,753.62
37              6,118.47   6,688.04    7,326.86
38              5,781.44   6,319.64    6,923.28
39              5,462.68   5,971.21    6,541.56

40              5,161.15   5,641.61    6,180.48
41              4,875.88   5,329.78    5,838.86
42              4,605.95   5,034.72    5,515.63
43              4,350.50   4,755.49    5,209.72
44              4,108.69   4,491.17    4,920.15

45              3,879.75   4,240.92    4,646.00
46              3,662.94   4,003.92    4,386.37
47              3,457.56   3,779.42    4,140.42
48              3,262.97   3,566.73    3,907.41
49              3,078.61   3,365.20    3,686.63

50              2,903.91   3,174.23    3,477.43
51              2,738.38   2,993.30    3,279.21
52              2,581.57   2,821.89    3,091.43
53              2,433.02   2,659.51    2,913.54
54              2,292.31   2,505.70    2,745.04

55              2,159.03   2,360.01    2,585.43
56              2,032.78   2,222.01    2,434.25
57              1,913.20   2,091.30    2,291.05
58              1,799.90   1,967.46    2,155.39
59              1,692.54   1,850.10    2,026.82

                                       F-1

------------------------------------------------------------------------------------------------------------------------------------
Age at         Immediate Lump Sum* Immediate                                                  Age at Commencement
------------------------------------------------------------------------------------------------------------------------------------
Termination     1998      1999     Annuity   55         56         57         58         59           60         61         62
------------------------------------------------------------------------------------------------------------------------------------
60             15,000    15,404   1,232.42   1,232.42   1,232.42   1,232.42   1,232.42   1,232.42     1,232.42   1,339.41   1,458.28
61             15,000    15,374   1,258.09   1,258.09   1,258.09   1,258.09   1,258.09   1,258.09     1,258.09   1,258.09   1,369.75
62             15,000    15,343   1,285.71   1,285.71   1,285.71   1,285.71   1,285.71   1,285.71     1,285.71   1,285.71   1,285.71
63             15,000    15,313   1,315.40   1,315.40   1,315.40   1,315.40   1,315.40   1,315.40     1,315.40   1,315.40   1,315.40
64             15,000    15,282   1,347.33   1,347.33   1,347.33   1,347.33   1,347.33   1,347.33     1,347.33    1,347.33  1,347.33

65             15,000    15,252   1,381.63   1,381.63   1,381.63   1,381.63   1,381.63   1,381.63     1,381.63   1,381.63   1,381.63
66             15,000    15,245   1,418.46   1,418.46   1,418.46   1,418.46   1,418.46   1,418.46     1,418.46   1,418.46   1,418.46
67             15,000    15,238   1,457.98   1,457.98   1,457.98   1,457.98   1,457.98   1,457.98     1,457.98   1,457.98   1,457.98
68             15,000    15,231   1,500.37   1,500.37   1,500.37   1,500.37   1,500.37   1,500.37     1,500.37   1,500.37   1,500.37
69             15,000    15,224   1,545.84   1,545.84   1,545.84   1,545.84   1,545.84   1,545.84     1,545.84   1,545.84   1,545.84
70             15,000    15,218   1,594.63   1,594.63   1,594.63   1,594.63   1,594.63   1,594.63     1,594.63   1,594.63   1,594.63

-----------------------------------------------------------
Age at
-----------------------------------------------------------
Termination      63         64          65
-----------------------------------------------------------
60               1,590.74   1,738.83    1,904.92
61               1,494.17   1,633.27    1,789.27
62               1,402.50   1,533.06    1,679.49
63               1,315.40   1,437.85    1,575.19
64               1,347.33   1,347.33    1,476.02

65               1,381.63   1,381.63    1,381.63
66               1,418.46   1,418.46    1,418.46
67               1,457.98   1,457.98    1,457.98
68               1,500.37   1,500.37    1,500.37
69               1,545.84   1,545.84    1,545.84
70               1,594.63   1,594.63    1,594.63

                           *Assumptions:
                           ------------------------------------------
                           Interest Rate:  5.75% for 1998
                                           5.54% for 1999
                           Mortality:      83 GAM (GATT) Mortality

                           ------------------------------------------

                                   Appendix G

                                (See Article XX)

                                                                          Date of   Date of First Monthly
Social Security Number      Name              Status     Date of Birth  Termination    Payment    Benefit       Form of Payment
----------------------      ----              ------     -------------  -----------    -------    -------       ---------------
      ###-##-####      BODE, DELORES        beneficiary     2/9/1929     1/1/1983     1/1/1983    12.92   Survivor Life Annuity
      ###-##-####      CRAPSER, EMMA R      beneficiary     1/2/1906    12/1/1966    12/1/1966    50.20   Survivor Life Annuity
      ###-##-####      DAIRE, AGNES H       beneficiary     8/9/1920     9/1/1977     9/1/1977    45.62   Survivor Life Annuity
      ###-##-####      GORDON, MAXINE       beneficiary    8/28/1912    11/1/1995    11/1/1995    54.53   Survivor Life Annuity
      ###-##-####      MARXEN, MARY E       beneficiary   10/27/1919     8/1/1997     1/1/1997    12.18   Survivor Life Annuity
      ###-##-####      ORTON, FLORA H       beneficiary     5/3/1904   12/28/1962   12/28/1962    38.37   Survivor Life Annuity
      ###-##-####      TSORONIS, FRIEDA     beneficiary    7/20/1909     1/1/1981     1/1/1981    14.37   Survivor Life Annuity

      ###-##-####      BRADLEY, JAMES O     retired         7/4/1925    10/1/1980    10/1/1980    16.37   5 Year C&C
      ###-##-####      BRINKMAN, JOSEPH     retired       12/15/1916     1/1/1982     1/1/1982     8.68   50% J&S;  5 Year Guarantee
      ###-##-####      DOCKENDORF, ALFRED J retired        3/25/1920     4/1/1982     4/1/1982    35.17   5 Year C&C
      ###-##-####      DOEMEL, CURTIS L     retired        5/31/1915     7/1/1975     7/1/1975    51.32   5 Year C&C
      ###-##-####      DZIEDZIC, TED J      retired        10/5/1915     1/1/1981     1/1/1981    21.58   5 Year C&C
      ###-##-####      EASTEY, SAMUEL L     retired         2/9/1917     1/1/1981     1/1/1981    41.93   50% J&S;  5 Year Guarantee
      ###-##-####      FAGRE, CLIFFORD A    retired        2/19/1914     3/1/1979     3/1/1979    30.80   100% J&S; 5 Year Guarantee
      ###-##-####      FLICK, EUGENE A      retired        7/27/1918     8/1/1982     8/1/1982    34.81   50% J&S;  5 Year Guarantee
      ###-##-####      GAGEBY, DONALD E     retired       10/14/1917    11/1/1979    11/1/1979    36.43   50% J&S;  5 Year Guarantee
      ###-##-####      GALKA, JOHN A        retired         6/1/1923     9/1/1985     9/1/1985    45.60   50% J&S
      ###-##-####      HAMMAR, ROBERT C     retired        1/24/1920     1/1/1984     1/1/1984     3.31   50% J&S;  5 Year Guarantee
      ###-##-####      ILLIES, ERVIN J      retired        5/27/1918     6/1/1978     6/1/1978    38.89   50% J&S;  5 Year Guarantee
      ###-##-####      JAMES, DONALD E      retired        2/16/1923     6/1/1984     6/1/1984    25.15   Level Income
      ###-##-####      JOHNSON, ROLLAND E   retired        5/24/1919     1/1/1982     1/1/1982    34.99   5 Year C&C
      ###-##-####      JOHNSON, STANLEY W   retired        1/24/1919     1/1/1981     1/1/1981    19.28   5 Year C&C
      ###-##-####      KAM, CELEST M        retired         3/2/1918     1/1/1983     1/1/1983    38.72   50% J&S;  5 Year Guarantee
      ###-##-####      LIPA, JOHN W         retired       12/16/1916     1/1/1982     1/1/1982    71.08   50% J&S;  5 Year Guarantee
      ###-##-####      LUCAS, MATT L        retired        1/19/1918     1/1/1980     1/1/1980    35.90   50% J&S;  5 Year Guarantee
      ###-##-####      MEYERS, ANTHONY T    retired         1/4/1910     7/1/1974     7/1/1974   115.25   5 Year C&C

                                (See Article XX)

###-##-####   MILLER, ROBERT D           retired      3/4/1921     6/1/1983     6/1/1983      47.03   50% J&S;  5 Year Guarantee
###-##-####   MINKEL, GEORGE K           retired     2/25/1917     1/1/1982     1/1/1982      35.49   5 Year C&C
###-##-####   NALIPINSKI, RUDOLPH E      retired     9/23/1912    10/1/1977    10/1/1977      46.86   5 Year C&C
###-##-####   OLSEN, GEORGE E            retired    06/29/1897    8/31/1962    8/31/1962      67.52   Life Annuity
###-##-####   PURMORT, JOHN R            retired     8/15/1901    8/26/1966    8/26/1966      61.61   Life Annuity
###-##-####   SCHROERS, JEROME G         retired     7/11/1924     1/1/1983     1/1/1983      21.19   Level Income; 5 Year Guarantee
###-##-####   STARK, FLOYD H             retired    11/21/1921     1/1/1984     1/1/1984      28.49   100% J&S; 5 Year Guarantee
###-##-####   STAUB, ROMAN F             retired     2/17/1913    9/30/1966    9/30/1966      47.20   Life Annuity
###-##-####   SULLIVAN, EUGENE J.        retired     2/27/1922                  3/1/1984      50.35   100% J&S
###-##-####   SWENSON, EARL J            retired      4/6/1916     5/1/1981     5/1/1981       9.68   50% J&S;  5 Year Guarantee
###-##-####   TAYLOR, RUSSELL W          retired     5/11/1923     6/1/1983     6/1/1983      29.20   Level Income; 5 Year Guarantee
###-##-####   WERDICK, HAROLD J          retired     6/10/1900    5/28/1965    5/28/1965      69.60   Life Annuity
###-##-####   WIDSTROM, RUSSELL J        retired      3/5/1919     1/1/1983     1/1/1983       9.50   5 Year C&C

                                   Appendix H

                               (See Section 21.5)

                                       Retirement
                                         from
                                       Terminated
                           Age        Vested Status
                            55           0.4500
                            56           0.4825
                            57           0.5184
                            58           0.5580
                            59           0.6020
                            60           0.6508
                            61           0.7052
                            62           0.7662
                            63           0.8348
                            64           0.9122
                            65           1.0000


If the pension benefit begins in a month after an age shown in this Appendix H and before the next higher age, the percentage of pension benefit will be greater than the percentage shown using straight line pro-ration between ages.

                                   Appendix I

                               (See Section 22.5)

                                     Retirement
                                        from
                                      Terminated
                          Age       Vested Status
                          55           0.4500
                          56           0.4835
                          57           0.5184
                          58           0.5580
                          59           0.6020
                          60           0.6508
                          61           0.7052
                          62           0.7662
                          63           0.8348
                          64           0.9122
                          65           1.0000


If the pension benefit begins in a month after an age shown in this Appendix I and before the next higher age, the percentage of pension benefit will be greater than the percentage shown using straight line pro-ration between ages.

                                   Appendix J
                             (See Section 22.7(b)(2)

                                           Supplemental Annuity Benefit
--------------------------------------------------------------------------------------------------------------------------------
Age at         Immediate     Immediate                                                    Age at Commencement

--------------------------------------------------------------------------------------------------------------------------------
Termination    Lump Sum*   Annuity     55   56        57         58         59        60         61         62         63
--------------------------------------------------------------------------------------------------------------------------------
55             12,000           884.01       952.34     1,027.25   1,109.53 1,200.12  1,300.12   1,410.80   1,539.64   1,670.37
56             12,000           898.44                    969.10   1,046.73 1,132.20  1,226.54   1,330.95   1,446.83   1,575.83
57             12,000           913.91                               987.11 1,067.71  1,156.68   1,255.14   1,364.43   1,486.06
58             12,000           930.51                                      1,006.48  1,090.35   1,183.17   1,286.19   1,400.86
59             12,000           948.33                                                1,027.35   1,114.81   1,211.87   1,319.92

60             12,000           967.48                                                           1,049.84   1,141.25   1,243.00
61             12,000           988.07                                                                      1,074.10   1,169.87
62             12,000         1,010.21                                                                                 1,100.27
63             12,000         1,034.00
64             12,000         1,059.57

65             12,000         1,087.04
66             12,000         1,116.52
67             12,000         1,148.14
68             12,000         1,182.06
69             12,000         1,218.43
70             12,000         1,257.46

--------------------------------------
Age at

--------------------------------------
Termination   64          65
--------------------------------------
55            1,823.06    1,994.13
56            1,719.87    1,881.26
57            1,621.92    1,774.11
58            1,528.91    1,672.38
59            1,440.57    1,575.75

60            1,356.63    1,483.92
61            1,276.80    1,396.61
62            1,200.85    1,313.53
63            1,128.52    1,234.41
64                        1,158.99

65
66
67
68
69
70

                           *Assumptions:   Used to Compute Annuity
                                           Amounts
                           ------------------------------------------
                           Interest Rate:  5.54% August 1998 GATT
                                           rate (5 month lookback)
                           Mortality:      83 GAM(GATT) Mortality
                           Age:            Attained age at
                                           Termination and
                                           Commencement
                           ------------------------------------------

                                      J-1